[GRAPHIC OMITTED]



                              PAPP STOCK FUND, INC.
                                 A No-Load Fund

                                  ANNUAL REPORT

                                December 31, 2002




                                                   Managed by:
                                                   L. Roy Papp & Associates, LLP
                                                   6225 North 24th Street
                                                   Suite 150
                                                   Phoenix, AZ  85016
                                                   (602)956-1115 Local
                                                   (800)421-4004
                                                   E-mail: invest@roypapp.com
                                                           -------------------
                                                   Web: http://www.roypapp.com
                                                        ----------------------

             COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN PAPP STOCK FUND, INC. AND THE STANDARD AND POOR'S 500
                      STOCK INDEX THROUGH DECEMBER 31, 2002


---------------------------------------------------------------
                 AVERAGE ANNUAL TOTAL RETURN
---------------------------------------------------------------
                       1 Year    5 Years  10 Years       Since
                                                      Inception
---------------------------------------------------------------
Papp Stock Fund, Inc.   -23.98%    -1.85%     6.99%      9.26%
---------------------------------------------------------------
Standard &Poor's 500    -22.10%    -0.59%     9.34%      9.87%
Stock Index
---------------------------------------------------------------


                    [Mountain Chart in thousands of dollars]

-------------------------------------------------------------------------------
        Year          Papp Stock Fund       Standard & Poor's 500 Stock Index
-------------------------------------------------------------------------------
      11/29/89               10                    10
----------------------------------------------------------------------
        1989                 10.399                10.316
----------------------------------------------------------------------
        1990                 10.669                 9.995
----------------------------------------------------------------------
        1991                 14.274                13.04
----------------------------------------------------------------------
        1992                 16.207                14.034
----------------------------------------------------------------------
        1993                 16.474                15.449
----------------------------------------------------------------------
        1994                 16.233                15.653
----------------------------------------------------------------------
        1995                 21.578                21.537
----------------------------------------------------------------------
        1996                 26.276                26.482
----------------------------------------------------------------------
        1997                 34.978                35.316
----------------------------------------------------------------------
        1998                 44.419                45.409
----------------------------------------------------------------------
        1999                 51.077                54.963
----------------------------------------------------------------------
        2000                 48.003                49.956
----------------------------------------------------------------------
        2001                 41.911                44.016
----------------------------------------------------------------------
        2002                 31.861                34.289
-------------------------------------------------------------------------------


PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE


The investment return and principal value of an investment in the Fund will fluctuate so that Fund shares, when redeemed, may be worth more or less than their original cost. The line graph and the table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. The Standard & Poor's 500 Stock Index is an unmanaged, market-weighted index that includes the stocks of 500 of the largest U.S. companies. The values shown include reinvested dividends.

                              PAPP STOCK FUND, INC.

Dear Fellow Shareholder:

While our long-term performance continues to be quite satisfactory (see the chart on the opposite page), the year 2002 was a disappointment with one problem after another surfacing. For the year our Fund was down 23.98% compared with a decline of 22.10% for the Standard & Poor's 500 Stock Index. Since inception in 1989 we were up 218.61% while the S&P 500 was up 242.92%.

Although a few of our companies did reasonably well during the downturn, a number of others, especially those in electronic technology, advertising, and consumer goods experienced a dismal year. We have not lost faith in these companies because they do represent the future growth of our nation in both national and international terms. Accordingly, we will continue to invest in them and will not be panicked by short-term price fluctuations in their shares.

Given our basic premise of buying and holding good quality stocks that offer the probability of long-term growth, the past year has been difficult for even the long-term investor who continues to be very nervous about world conditions in general and the status of our economy in particular. Even though the events of 9/11 have not as yet been repeated, the terrorist threat continues to occupy the attention of many of our officials who have spent an enormous amount of time focusing on the problem. Financial scandals, such as those at Enron, Global Crossing, and World Com have badly shaken the investment community's faith in our business leadership. While we believe these scandals represent only a tiny minority of business, most of which is managed by people with good ethical standards, its effects continue to dampen investor morale. Add to this, the perception of insider trading (Martha Stewart) and a fragile international situation, including the possibility of war with Iraq and the recent problem with North Korea, and one can understand that investors are justifiably concerned about the long-term outlook.

Our Stock Fund was initially organized in 1989 and we have designed it to represent the common stock portion of an investment program. It is not designed to achieve rapid growth with attendant substantial risk. Over the longer-term this philosophy has worked well. From 1995 through 1999, respectively, we were +32.9%, +21.8%, +33.1%, +27.0%, and +15.0%. Of course, we have given up a portion of those profits over the past three years but this does not mean that the fundamental growth in our economy has ended.

Indeed, many felt that common stocks were finished after the 1973-74 collapse, but they did recover and went on to new heights. We believe that a well-diversified common stock portfolio, consisting of good quality growth companies, is an absolute necessity for those looking towards the long-term. This is of course what you pay us to do, and our partners and employees, all of whom own shares of this Fund either personally or through our Firm's 401(K) plan, have a continuing interest in its prosperity.

                                              Best regards,
                                              /s/ L. Roy Papp
                                              L. Roy Papp, Chairman
                                              February 3, 2003


                              PAPP STOCK FUND, INC.
                        SCHEDULE OF PORTFOLIO INVESTMENTS
                                DECEMBER 31, 2002
                                                                                    Number                Fair
                             Common Stocks                                         of Shares              Value
--------------------------------------------------------------------------------------------------------------------
FINANCIAL SERVICES (18.6%)
General Electric Company
   (Diversified financial and industrial company)                                 104,000              $ 2,532,400
Northern Trust Corporation
   (Bank specializing in trust services)                                           51,500                1,805,075
State Street Corporation
   (Provider of U.S. and global securities custodial services)                    140,000                5,460,000
                                                                                                       -------------
                                                                                                         9,797,475
                                                                                                       -------------
MEDICAL PRODUCTS (11.7%)
Medtronic, Inc.
   (Manufacturer of implantable biomedical devices)                               135,000                6,156,000
                                                                                                       -------------
SPECIALTY RETAILING (11.3%)
Walgreen Company
   (Retail drug store chain)                                                      74,500                 2,174,655
Wal-Mart Stores, Inc.
   (Discount retailer)                                                            75,000                 3,788,250
                                                                                                       -------------
                                                                                                         5,962,905
                                                                                                       -------------
PHARMACEUTICAL (10.5%)
Merck & Company, Inc.
   (Prescription pharmaceuticals)                                                 86,000                 4,868,460
Wyeth
   (Prescription pharmaceuticals)                                                 17,500                   654,500
                                                                                                        -------------
                                                                                                         5,522,960
                                                                                                        -------------
SOFTWARE (10.3%)
Microsoft Corporation*
   (Personal computer software)                                                  105,000                 5,428,500
                                                                                                        -------------
INDUSTRIAL SERVICES (7.4%)
G&K Services Inc., Class A
   (Uniform rental service)                                                       16,000                   566,416
Interpublic Group of Companies, Inc.
   (Worldwide advertising agencies)                                              115,000                 1,619,200
Omnicom Group, Inc.
   (Worldwide advertising agencies)                                               26,000                 1,679,600
                                                                                                        -------------
                                                                                                         3,865,216
                                                                                                        -------------
SEMICONDUCTORS & EQUIPMENT (7.2%)
Applied Materials, Inc.*
   (Developer, manufacturer, and marketer
   of semiconductor manufacturing systems)                                        56,600                   737,498
                                                                                                        -------------



The description provided in parentheses of the investment is unaudited.
   *Non-income producing security
        The accompanying notes are an integral part of this financial statement.



                              PAPP STOCK FUND, INC.
                        SCHEDULE OF PORTFOLIO INVESTMENTS
                                DECEMBER 31, 2002



                                                                                    Number                  Fair
                       Common Stocks (continued)                                   of Shares               Value
------------------------------------------------------------------------------------------------------------------------
SEMICONDUCTORS & EQUIPMENT (7.2%) CONTINUED
Intel Corporation
   (Manufacturer of microprocessors, microcontrollers, and memory chips)           150,000             $2,335,500
Linear Technology Corporation
   (Designer of high performance analog semiconductors)                             27,700                712,444
                                                                                                       -------------
                                                                                                        3,785,442
                                                                                                       -------------
INVESTMENT MANAGEMENT (6.7%)
T. Rowe Price Associates, Inc.
   (No-load mutual fund company)                                                   128,000              3,491,840
                                                                                                       -------------
CONSUMER PRODUCTS (6.1%)
Clorox Company
   (Manufacturer of bleach and other consumer products)                             77,000              3,176,250
                                                                                                       -------------
FINANCIAL PROCESSING (6.0%)
Automatic Data Processing, Inc.
   (Provider of computing and data processing services)                             27,500              1,079,375
First Data Corporation
   (Provider of credit card processing and money transfer services)                 58,000              2,053,780
                                                                                                       -------------
                                                                                                        3,133,155
                                                                                                       -------------
COMPUTER EQUIPMENT (1.4%)
Hewlett-Packard Company
   (Manufacturer of printers, computers, and supplies)                              44,000                763,840
                                                                                                       -------------
RESTAURANTS (0.9%)
McDonald's Corporation
   (Fast food restaurants and franchising)                                          28,000                450,240
                                                                                                       -------------
TRANSPORTATION & SHIPPING (0.7%)
United Parcel Service
   (Provider of package delivery and logistics services)                             5,500                346,940
                                                                                                       -------------
ELECTRONIC EQUIPMENT (0.4%)
Molex, Inc.
   (Supplier of interconnection products)                                           10,000                198,900
                                                                                                       -------------

TOTAL COMMON STOCKS - 99.2%  (COST $25,415,693)                                                         52,079,663
CASH AND OTHER ASSETS - 0.8%                                                                               448,563
                                                                                                       -------------
NET ASSETS - 100%                                                                                     $ 52,528,226
                                                                                                        -------------


The description provided in parentheses of the investment is unaudited.
     The accompanying notes are an integral part of this financial statement.


                              PAPP STOCK FUND, INC.
                       STATEMENT OF ASSETS AND LIABILITIES
                                DECEMBER 31, 2002

                                     ASSETS
Investment in securities, at fair value (cost $25,415,693) (Note 1)                                       $ 52,079,663
Cash                                                                                                           165,054
Dividends and interest receivable                                                                              128,607
Receivable for investment securities sold                                                                      154,902
                                                                                                         -------------
            Total assets                                                                                    52,528,226


                                   LIABILITIES
Liabilities                                                                                                          -
                                                                                                         -------------
            Net assets                                                                                    $ 52,528,226
                                                                                                         -------------

                         NET ASSETS
Paid-in capital                                                                                           $ 25,980,055
Accumulated undistributed net realized loss on investments sold                                               (115,799)
Net unrealized appreciation on investments                                                                  26,663,970
                                                                                                         -------------
            Net assets applicable to Fund shares outstanding                                              $ 52,528,226
                                                                                                         -------------


Fund shares outstanding                                                                                      2,201,027
                                                                                                         -------------

Net Asset Value Per Share                                                                                      $ 23.87
                                                                                                         -------------
   (Based on 2,201,027 shares outstanding at December 31, 2002)

    The accompanying notes are an integral part of this financial statement.


                              PAPP STOCK FUND, INC.
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
INVESTMENT INCOME:
   Dividends                                                                                                   $ 694,491
   Interest                                                                                                        4,723
   Foreign taxes withheld                                                                                           (355)
                                                                                                              -----------
          Total investment income                                                                                698,859
                                                                                                              -----------
EXPENSES:

   Management fee (Note 3)                                                                                       638,771
   Filing fees                                                                                                    25,924
   Auditing fees                                                                                                  18,456
   Legal fees                                                                                                      8,766
   Printing and postage fees                                                                                       8,493
   Transfer agent fees (Note 3)                                                                                    8,301
   Custodial fees                                                                                                  7,297
   Directors' attendance fees                                                                                      6,400
   Other fees                                                                                                      2,200
                                                                                                              -----------


          Total expenses                                                                                         724,608
                                                                                                              -----------

     Net investment loss                                                                                         (25,749)
                                                                                                              -----------
REALIZED AND UNREALIZED LOSS ON INVESTMENTS:
   Proceeds from sales of securities                                                                           7,469,842
   Cost of securities sold                                                                                     7,585,641
                                                                                                              -----------
          Net realized loss on investments sold                                                                 (115,799)
                                                                                                              -----------

   Net change in unrealized appreciation on investments                                                      (17,345,367)
                                                                                                              -----------

   Net realized and unrealized loss on investments                                                           (17,461,166)
                                                                                                              -----------


DECREASE IN NET ASSETS RESULTING FROM OPERATIONS                                                           $ (17,486,915)
                                                                                                              -----------

    The accompanying notes are an integral part of this financial statement.


                              PAPP STOCK FUND, INC.
                       STATEMENTS OF CHANGES IN NET ASSETS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                                                                                          2002                     2001
                                                                                    ---------------          ---------------
FROM OPERATIONS:
   Net investment loss                                                                  $ (25,749)              $ (154,682)
   Net realized (loss)/gain on investments sold                                          (115,799)               2,510,931
   Net change in unrealized appreciation on investments                               (17,345,367)             (14,967,638)
                                                                                    ---------------          ---------------
         Decrease in net assets resulting from operations                             (17,486,915)             (12,611,389)
                                                                                    ---------------          ---------------

FROM DISTRIBUTIONS TO SHAREHOLDERS:
   Net realized gain on investment securities sold                                              -              (2,509,326)
                                                                                    ---------------          ---------------
         Decrease in net assets resulting from
           distributions to shareholders                                                        -               (2,509,326)
                                                                                    ---------------          ---------------


FROM SHAREHOLDER TRANSACTIONS:
   Proceeds from sale of shares                                                         2,532,841                3,859,164
   Net asset value of shares issued to shareholders in
        reinvestment of net realized gain on investment securities sold                         -                2,247,512
   Payments for redemption of shares                                                   (7,732,984)             (14,243,186)
                                                                                    ---------------          ---------------
        Decrease in net assets resulting
           from shareholder transactions                                               (5,200,143)              (8,136,510)
                                                                                    ---------------          ---------------

Total decrease in net assets                                                          (22,687,058)             (23,257,225)



Net assets at beginning of the year                                                    75,215,284               98,472,509
                                                                                    ---------------          ---------------

Net assets at end of the year                                                        $ 52,528,226             $ 75,215,284
                                                                                    ---------------          ---------------

   The accompanying notes are an integral part of these financial statements.

                              PAPP STOCK FUND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

(1)       SIGNIFICANT ACCOUNTING POLICIES:

Papp Stock Fund, Inc., (the Fund) was incorporated on September 15, 1989, and is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Operations of the Fund commenced on November 29, 1989. The Fund invests for the long-term in high quality common stocks. For the most part, the companies in which the Fund invests occupy a dominant position in their industry and are purchased at prices which, in the opinion of the Fund's management, do not reflect their superior long-term growth of earnings and dividends.

The policies described below are followed by the Fund in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States.

         INVESTMENT IN SECURITIES

For purposes of computing the net asset value of a share of the Fund, securities traded on securities exchanges, or in the over-the-counter market in which transaction prices are reported, are valued at the last sales prices at the time of valuation or, lacking any reported sales on that day, at the most recent bid quotations. Securities for which quotations are not available and any other assets are valued at a fair value as determined in good faith by the Board of Directors.

Investment transactions are accounted for on the trade date (the date the order to buy or sell is executed). Dividend income is recorded on the ex-dividend date and interest is recorded on the accrual basis. Realized gains and losses from investment transactions and unrealized appreciation or depreciation are calculated on the identified cost basis.

         NET ASSET VALUE, ORDERS, AND REDEMPTIONS

The price per share for a purchase order or redemption request is the net asset value next determined after receipt of the order. The Fund's net asset value per share (NAV) is the value of a single share. It is computed by dividing the market value of a fund's assets, less its liabilities, by the number of shares outstanding, and rounding the result to the nearest full cent. The NAV is determined as of the close of trading on the New York Stock Exchange, currently 4:00 p.m. Eastern Standard time, on any day on which that Exchange is open for trading.

         USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

         FEDERAL INCOME TAXES

The Fund's policy is to comply with the requirements of the Internal Revenue Code which are applicable to regulated investment companies. The Code requires that substantially all of the Fund's taxable income, as well as any net realized gain on sales of investments, are to be distributed to the shareholders. The Fund has complied with this policy and, accordingly, no provision for Federal income taxes is required.

At December 31, 2002, the capital loss carry forward for U.S. Federal income tax purposes is $115,799. This amount was incurred during 2002 and, as such, will expire December 31, 2010. The Fund may offset future capital gains with this capital loss carry forward.

During the year ended December 31, 2002, the Fund's accumulated net investment losses that are not available deductions for tax purposes of $1,269,994 were reclassified to paid in capital.

(2)      DIVIDENDS AND DISTRIBUTIONS:

Dividends and capital gain distributions are reinvested in additional shares of the Fund unless the shareholder has requested in writing to be paid by check. Dividends and distributions payable to its shareholders are recorded by the Fund on the ex-dividend date.

During the year ended December 31, 2002, the Fund designated as a capital gain distribution a portion of earnings and profits.

On June 27, 2001, a distribution was declared from net realized long-term capital gains of approximately $1.00 a share aggregating $2,509,326. The distribution was paid on July 6, 2001, to shareholders of record July 2, 2001.

There were no significant differences between the book basis and tax basis of distributions for the year ended December 31, 2002.

(3)      TRANSACTIONS WITH AFFILIATES:

The Fund has an investment advisory and management services agreement with L. Roy Papp & Associates, LLP (the Manager). The Manager receives from the Fund, as compensation for its services, a fee accrued daily and payable monthly at an annual rate of 1% of the Fund's net assets. The Manager will reimburse the Fund to the extent the Fund's regular operating expenses during any of its fiscal years exceed 1.25% of its average daily net asset value in such year. The Fund incurred fees of $8,301 in 2002 from the Manager for providing shareholder and transfer agent services.

The Fund's independent directors receive $800 for each meeting of the Board of Directors attended on behalf of the Fund. Certain officers and/or directors of the Fund are also partners of the Manager and shareholders in the Fund. The Fund made no payments to its officers or directors, except to independent directors as stated above.

(4)      PURCHASES AND SALES OF SECURITIES:

For the year ended December 31, 2002, purchase and sale transactions excluding short-term investments, were $2,251,667 and $7,469,842, respectively.

(5)      CAPITAL SHARE TRANSACTIONS:

At December 31, 2002, there were 25,000,000 shares of $.01 par value capital stock authorized. Transactions in capital shares of the Fund were as follows:



                                     Proceeds                 Shares
                                --------------------    --------------------
Year ended December 31, 2002
Shares issued                           $ 2,532,841                  89,993
Shares redeemed                          (7,732,984)               (284,566)
                                --------------------    --------------------
                                --------------------    --------------------
Net decrease                           $ (5,200,143)               (194,573)
                                ====================    ====================

Year ended December 31, 2001
Shares issued                           $ 3,859,164                 118,934
Distributions reinvested                  2,247,512                  70,455
Shares redeemed                         (14,243,186)               (448,401)
                                --------------------    --------------------
                                --------------------    --------------------
Net decrease                           $ (8,136,510)               (259,012)
                                ====================    ====================


(6)      UNREALIZED APPRECIATION:

The U.S. Federal income tax basis of the Fund's investments at December 31, 2002, was $25,415,693, and net unrealized appreciation for U.S. Federal income tax purposes was $26,663,970, with gross unrealized gains on investments in which fair value exceeded cost totaled $27,048,853 and gross unrealized losses on investments in which cost exceeded fair value totaled $384,883.

(7)     SELECTED FINANCIAL HIGHLIGHTS:

The following selected per share data has been calculated using revenues and expenses for the years indicated, divided by the average number of shares outstanding during the years. The ratios are calculated using the revenues and expenses for the years, divided by the average of the daily net assets of the Fund.

                                                  Year Ended December 31,

                                                 2002                2001              2000               1999             1998
                                            --------------      --------------      -----------      --------------     -----------
Net asset value, beginning of year              $ 31.40            $ 37.09            $ 42.20           $ 37.36          $ 29.78
Income from operations:
   Net investment loss                            (0.06)             (0.11)             (0.13)            (0.15)           (0.09)
   Net realized and unrealized
     (loss)/gain on investments                   (7.47)             (4.58)             (2.22)             5.75             8.13
                                            --------------      --------------     --------------    --------------     -----------
         Total from operations                    (7.53)             (4.69)             (2.35)             5.60             8.04


Less distributions from:
   Net realized gains                                 -              (1.00)             (2.76)            (0.76)           (0.46)
                                            --------------      --------------     --------------    --------------     ------------

         Total distributions                                         (1.00)             (2.76)            (0.76)           (0.46)
                                            --------------      --------------     --------------    --------------     ------------

Net asset value, end of year                    $ 23.87            $ 31.40            $ 37.09           $ 42.20          $ 37.36
                                            --------------      --------------     --------------    --------------     ------------
         Total return                           -23.98%            -12.69%             -6.02%            14.99%           26.99%
                                            --------------      --------------     --------------    --------------     ------------

Ratios/Supplemental Data:
   Net assets, end of year                 $ 52,528,226       $ 75,215,284       $ 98,472,509     $ 105,101,464     $ 98,608,333
   Expenses to average net assets                 1.14%              1.11%              1.09%             1.09%            1.10%
   Investment income to
      average net assets                          1.10%              0.91%              0.71%             0.71%            0.82%
   Portfolio turnover rate                        3.55%              4.92%             13.33%             6.60%            9.74%

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of Papp Stock Fund, Inc.:

We have audited the accompanying statement of assets and liabilities of Papp Stock Fund, Inc. (the "Fund"), including the schedule of portfolio investments, as of December 31, 2002, and the related statements of operations and changes in net assets and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The statement of changes in net assets for the year ended December 31, 2001 and the financial highlights for each of the four years in the period ended December 31, 2001 were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated January 17, 2002.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2002, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Papp Stock Fund, Inc. as of December 31, 2002, the results of its operations, changes in net assets and financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Phoenix, Arizona

January 21, 2003

                      THE FOLLOWING REPORT IS A COPY OF THE
                      PREVIOUSLY ISSUED ARTHUR ANDERSEN LLP
                       REPORT AND HAS NOT BEEN REISSUED BY
                              ARTHUR ANDERSEN LLP.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Papp Stock Fund, Inc.:

We have audited the accompanying statement of assets and liabilities of Papp Stock Fund, Inc., (the Fund) including the schedule of portfolio investments, as of December 31, 2001, and the related statements of operations and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Papp Stock Fund, Inc. as of December 31, 2001, the results of its operations and changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States.


/s/ Arthur Andersen LLP
Los Angeles, California
January 17, 2002

                              FACTS ABOUT THE FUND

INVESTMENT OBJECTIVE - The Fund, which commenced operations on November 29, 1989, invests for the long-term in good quality common stocks. For the most part, the companies in which the Fund invests occupy a dominant position in their industry and are purchased at prices, which in the opinion of the Fund's management, do not reflect their superior long-term growth of earnings and dividends. Once purchased, the shares of these companies are ordinarily retained so long as management believes that the prospects for appreciation continue to be favorable and that the securities are not greatly overvalued in the marketplace.

THE INVESTMENT ADVISER - The Fund's assets are managed by L. Roy Papp & Associates, LLP, the largest investment counseling firm in Arizona, with over $613 million in total assets managed for individuals, trusts, corporations, and charitable and educational institutions. Founded in 1978, the firm is solely in the investment management business. The firm is an independent limited liability partnership. Of its 12 partners, 8 hold the Chartered Financial Analyst (CFA) designation.

EXPERIENCED MANAGEMENT - The securities portfolio of the Fund is managed by L. Roy Papp and Rosellen C. Papp. Mr. Papp, the founder of L. Roy Papp & Associates, LLP, has over 46 years experience in the field of investment management. Prior to founding L. Roy Papp & Associates, LLP, he was a senior partner of a large investment counseling firm in Chicago, Illinois and the United States Director and Ambassador to the Asian Development Bank, Manila, Philippines. He received his M.B.A. degree from the Wharton School, University of Pennsylvania and his A.B. degree from Brown University.

Rosellen C. Papp, the director of research at L. Roy Papp & Associates, LLP, has over 24 years experience in security and financial analysis. She holds a Master of Management degree in finance from the Kellogg Graduate School of Management, Northwestern University and a B.B.A. degree from the University of Michigan. She is a Chartered Financial Analyst and member of the International Society of Financial Analysts.

"PURE" NO-LOAD - The Fund is a "pure" no-load fund in that there are no "loading" charges or sales commissions paid in connection with the purchase of its shares. In addition, there are no deferred sales loads, no redemption fees, and no 12b-1 fees. The Fund's investment adviser receives an annual management fee of 1%, which is based on the Fund's average daily net asset value. Other expenses such as auditing charges, legal fees, and custodial expenses are limited to 1/4% of the Fund's average daily net asset value; therefore, the Fund's annual expenses may not exceed 1 1/4%.

SUITABILITY - The Fund is suitable only for long-term investors seeking capital appreciation over time. Included are individuals of most ages, institutional accounts such as pension and profit sharing plans, retirement accounts such as IRA's, educational accounts for young children, and many personal trusts. The Fund is not suitable for those with high current income needs, aggressive investors who desire maximum short-term results and are willing to assume the attendant risks, and those with relatively short time horizons who may require their capital in the near-term.

Management of the Fund
-----------------------

         The Board of Directors has overall responsibility for the conduct of the Fund's affairs. Directors hold office until the next meeting of shareholders called for the election of directors and until their successors are elected and qualified. The Fund is not required to hold meetings of shareholders. The Fund will call a meeting of shareholders for the purpose of voting upon the question of removal of a director or directors when requested in writing to do so by record holders of at least 10% of the Fund's outstanding common shares. Shareholders may remove a director, with or without cause, by the vote of a majority of all the votes entitled to be cast for the election of directors.

         The names of the directors and officers of the Fund, the date each was first elected or appointed to office, their principal business occupations during the last five years, the number of portfolios each oversees and other directorships they hold, are shown below.


                                                                                              NUMBER OF
                                   DATE FIRST ELECTED                                    PORTFOLIOS IN FUND
   NAME, POSITION(S) AND AGE AT     OR APPOINTED TO     PRINCIPAL OCCUPATION(S) DURING   COMPLEX OVERSEEN BY      OTHER
   -----------------------------    ----------------    -------------------------------  --------------------     -----
          JANUARY 1, 2003                OFFICE                 PAST FIVE YEARS                DIRECTOR        DIRECTORSHIPS
          ---------------                ------                 ---------------                --------        -------------
OFFICERS OF THE FUND:

Victoria S. Cavallero, CFA [44]           1990        Partner, L. Roy Papp &                     NA                 NA
Vice President                                        Associates, LLP.

George D. Clark, Jr., CFA [63]            1990        Partner, L. Roy Papp &                     NA                 NA
Vice President                                        Associates, LLP.

Jeffrey N. Edwards, CFA [44]              1990        Partner, L. Roy Papp &                     NA                 NA
Vice President                                        Associates, LLP.

Julie A. Hein, [40]                       1991        Partner, L. Roy Papp &                     NA                 NA
Vice President and                                    Associates, LLP.
Assistant Treasurer

Jane E. Couperus, CFA [33]                2001        Partner, L. Roy Papp &                     NA                 NA
Vice President                                        Associates, LLP since 2001;
                                                      prior thereto, Associate, L. Roy
                                                      Papp & Associates, LLP since 1997.


John L. Stull, CFA [38]                   2001        Partner, L. Roy Papp &                     NA                 NA
Vice President                                        Associates, LLP since 2001;
                                                      prior thereto, Associate, L. Roy
                                                      Papp & Associates, LLP since
                                                      1997 and Financial Analyst,
                                                      Finova Capital Group.

Russell A. Biehl, [39]                    2001        Partner, L. Roy Papp &                     NA                 NA
Vice President                                        Associates, LLP since 2001;
                                                      prior thereto, Associate, L. Roy
                                                      Papp & Associates, LLP since
                                                      1998 and Portfolio Manager,
                                                      Harris Trust Bank.



                                       16



                                                                                              NUMBER OF
                                   DATE FIRST ELECTED                                    PORTFOLIOS IN FUND
   NAME, POSITION(S) AND AGE AT     OR APPOINTED TO     PRINCIPAL OCCUPATION(S) DURING   COMPLEX OVERSEEN BY      OTHER
   -----------------------------    ----------------    -------------------------------  --------------------     -----
          JANUARY 1, 2003                OFFICE                 PAST FIVE YEARS                DIRECTOR        DIRECTORSHIPS
          ---------------                ------                 ---------------                --------        -------------
DIRECTORS WHO ARE INTERESTED PERSONS OF THE FUND:

L. Roy Papp,* [75]                        1989        Partner, L. Roy Papp &                    Five              None
Chairman and Director                                 Associates, LLP.

Harry A. Papp, CFA*+  [48]                1989        Partner, L. Roy Papp &                    Five              None
President and Director                                Associates, LLP.

Robert L. Mueller,* [74]                  1989        Partner, L. Roy Papp &                    Five              None
Vice President, Secretary and                         Associates, LLP.
Director

Rosellen C. Papp, CFA *+ [48]             1989        Partner, L. Roy Papp &                    Five              None
Vice President, Treasurer and                         Associates, LLP.
Director

Bruce C. Williams, CFA * [49]             1989        Partner, L. Roy Papp &                    Five              None
Vice President and Director                           Associates, LLP.

DIRECTORS WHO ARE NOT INTERESTED PERSONS OF THE FUND:

James K. Ballinger, [51]                  1989        Director, Phoenix Art Museum              Five              None
Director

Amy S. Clague, [68]                       1989        Private investor since 2000;              Five              None
Director                                              prior thereto, Partner, Boyd and
                                                      Clague, bookkeeping services.




--------
* Messrs. L. Roy Papp, Harry A. Papp, Robert L. Mueller and Bruce C. Williams and Ms. Rosellen C. Papp are "interested persons" of the Fund, as defined in the Investment Company Act of 1940, because they are Partners of the Adviser.

+ Harry A. Papp is the son of L. Roy Papp and Rosellen C. Papp is the daughter-in-law of L. Roy Papp.
---------

     The address of Messrs. L. Roy Papp, Harry A. Papp, Robert L. Mueller and Bruce C. Williams and Ms. Rosellen C. Papp and each of the officers, is 6225 North 24th Street, Suite 150, Phoenix, Arizona 85016; the address of Mr. Ballinger is 322 W. Holly Street, Phoenix, Arizona 85003; the address of Mrs. Clague is 326 East Kaler Drive, Phoenix, Arizona 85020.

     The Statement of Additional Information includes additional information about the directors and officers. You may obtain a free copy of the Statement of Additional Information by calling toll-free (800) 421-4004.

     This report is submitted for the general information of the shareholders of the Fund. The report is not authorized for distribution to prospective investors in the Fund unless it is accompanied or preceded by a currently effective prospectus of the Fund. No sales charge to the shareholder or to the new investor is made in offering the shares of the Fund.

                       [Picture of man sitting in chair]




                     PAPP SMALL & MID-CAP GROWTH FUND, INC.
                                 A No-Load Fund

                                  ANNUAL REPORT

                                December 31, 2002

                                                  Managed by:
                                                  L. Roy Papp & Associates, LLP
                                                  6225 North 24th Street
                                                  Suite 150
                                                  Phoenix, AZ  85016
                                                  (602)956-1115 Local
                                                  (800)421-4004
                                                  E-mail: invest@roypapp.com
                                                  Web: http://www.roypapp.com

  COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN PAPP SMALL & MID-CAP
    GROWTH FUND, INC. AND RUSSELL 2000 STOCK INDEX THROUGH DECEMBER 31, 2002


-----------------------------------------------
 AVERAGE ANNUAL TOTAL RETURN
-----------------------------------------------
                       1 Year   Since Inception
-----------------------------------------------
Papp Small & Mid-Cap  -18.30%       7.21%
Fund
-----------------------------------------------
Russell  2000 Stock   -20.48%       0.94%
Index
-----------------------------------------------

[Mountain Chart data in thousands]


--------------------------------------------------------
       Year         Papp Small &           Russell 2000
                    Mid-Cap Growth Fund    Stock Index
--------------------------------------------------------
     12/15/98             10                   10
--------------------------------------------------------
         1998             10.8                 10.837
--------------------------------------------------------
         1999             12.21                13.14
--------------------------------------------------------
         2000             16.03                12.74
--------------------------------------------------------
         2001             16.212               13.06
--------------------------------------------------------
         2002             13.246               10.386
--------------------------------------------------------

PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE

The investment return and principal value of an investment in the Fund will fluctuate so that Fund shares, when redeemed, may be worth more or less than their original cost. The line graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. This Fund's performance is measured against that of the Russell 2000 Stock Index, an unmanaged, weighted index that includes stocks of 2000 smaller U.S. companies, with dividends reinvested.


                     PAPP SMALL & MID-CAP GROWTH FUND, INC.
                        SCHEDULE OF PORTFOLIO INVESTMENTS
                                DECEMBER 31, 2002

                                                                        Number               Fair
                        Common Stocks                                 of Shares             Value
----------------------------------------------------------------------------------   ----------------
 Industrial Services (14.6%)
  Catalina Marketing Corporation*
    (Provider of targeted marketing products and services
    to packaged goods companies and retailers)                            15,000           $ 277,500
  Cintas Corporation
    (Uniform and textile rental company)                                   9,400             430,050
  Expeditors International of Washington, Inc.
    (International air freight forwarding)                                15,000             489,750
  Forrester Research *
    (Provider of strategic technology research)                           11,700             182,169
  Harte-Hanks, Inc.
    (Diversified marketing services provider)                             26,550             495,689
  WPP Group PLC.
    (Worldwide advertising agencies)                                      11,000             416,680
                                                                                     ----------------
                                                                                           2,291,838
                                                                                     ----------------
Financial Services (10.9%)
  Bisys Group *
    (Provider of administration and information services
    to the financial services industry)                                   14,000             222,600
  DST Systems, Inc.*
    (Provides data processing, billing, and outsourcing services to customers in the financial services, utility, and
    telecommunications industries)                                         9,800             348,390
  Fiserv, Inc.*
    (Provides data processing, information management, and
     outsourcing services to the financial services industry)             15,500             526,225
  Investors Financial Services Corporation
     (Provides asset administration services to the financial
     services industry)                                                   17,500             479,325
  SEI Corporation
    (Provider of trust management and accounting services,
    mutual fund and distribution services, and investment
    management services)                                                   5,000             135,900
                                                                                    -----------------
                                                                                         $ 1,172,440
                                                                                    -----------------
Consumer Products (8.9%)
  Alberto-Culver Company
    (Leading distributor of beauty supplies and manufacturer
    of various consumer products)                                          9,700             488,880


The description provided in parentheses of the investment is unaudited.
     *Non-income producing security
        The accompanying notes are an integral part of this financial statement.


                     PAPP SMALL & MID-CAP GROWTH FUND, INC.
                        SCHEDULE OF PORTFOLIO INVESTMENTS
                                DECEMBER 31, 2002

                                                                        Number               Fair
                  Common Stocks (continued)                           of Shares             Value
------------------------------------------------------------------------------------   -----------------
Consumer Products (8.9%) Continued
  American Italian Pasta Corporation *
    (North American producer of private label pasta)                      12,500          $  449,750
  Clorox Company
    (Manufacturer of bleach and other consumer products)                  11,100             457,875
                                                                                    -----------------
                                                                                           1,396,505
                                                                                    -----------------
Instruments & Testing (7.6%)
   Mettler-Toledo International, Inc.
    (Leading designer, manufacturer, and marketer of weight
     and measurement instruments)                                          9,500             304,570
  Molecular Devices Corporation
    (Designs, manufactures, and markets equipment used in the
     drug discovery process)                                              16,000             263,520
  National Instruments Corporation *
    (Supplier of computer based instrumentation products)                 12,500             406,125
  Waters Corporation*
    (Manufacturer of high performance instruments
    used for life sciences research)                                      10,000             217,800
                                                                                    -----------------
                                                                                           1,192,015
                                                                                    -----------------
Semiconductors & Equipment (7.5%)
  KLA-Tencor Corporation *
    (Designs and produces wafer inspection and process control
    equipment for the semiconductor industry)                             10,000             353,700
  Linear Technology
    (Designer of high performance analog semiconductors)                  14,000             360,080
  Novellus Systems, Inc.*
    (Designs and manufactures semiconductor fabrication equipment)         8,000             224,640
  Semtech Corporation*
    (Designs analog and mixed signal semiconductors)                      21,000             229,320
                                                                                    -----------------
                                                                                           1,167,740
                                                                                    -----------------
Health Care Services (6.8%)
  Express Scripts, Inc.*
    (Independent pharmacy benefit manager)                                 8,500             408,340
  IMS Health, Inc.
    (Provider of information solutions and market
    research to pharmaceutical industry)                                  11,000             176,000
  Patterson Dental Company *
    (Distributor of dental supplies in the U.S. and Canada)               11,000             481,140
                                                                                    -----------------
                                                                                           1,065,480
                                                                                    -----------------


The description provided in parentheses of the investment is unaudited.
    *Non-income producing security
        The accompanying notes are an integral part of this financial statement.



                     PAPP SMALL & MID-CAP GROWTH FUND, INC.
                        SCHEDULE OF PORTFOLIO INVESTMENTS
                                DECEMBER 31, 2002

                                                                        Number               Fair
                  Common Stocks (continued)                           of Shares             Value
--------------------------------------------------------------------------------  -----------------
Medical Products (6.4%)
  Dentsply International, Inc.
    (Manufacturer of dental consumables and dental equipment)           13,500          $  502,200
  Stryker Corporation
    (Developer and manufacturer of surgical and medical devices)         7,400             496,688
                                                                                  -----------------
                                                                                           998,888
                                                                                  -----------------

Investment Management (6.1%)
  Federated Investors
    (Major U.S. investment management company)                          19,000             482,030
  T. Rowe Price Associates, Inc.
    (No-load mutual fund company)                                       17,200             469,216
                                                                                  -----------------
                                                                                           951,246
                                                                                  -----------------

 Educational Providers (4.3%)
  Apollo Group, Inc.*
    (Provider of higher education programs for working adults)           7,000             308,000
  DeVry, Inc.*
    (Owns and operates post-secondary,
    technical education institutions)                                   22,000             365,420
                                                                                  -----------------
                                                                                           673,420
                                                                                  -----------------

Software (3.8%)
  Advent Software, Inc. *
    (Develops and markets portfolio software for the
    investment management industry)                                      6,000              81,780
  SunGard Data Systems, Inc. *
    (Develops software for investment support systems)                  21,500             506,540
                                                                                  -----------------
                                                                                           588,320
                                                                                   -----------------

Restaurants (3.5%)
  Brinker International, Inc.*
    (Owns, operates, and franchises casual dining restaurants)          16,850             543,412
                                                                                  -----------------

Specialty Retailing (3.4%)
  Family Dollar Stores, Inc.
    (Self-service discount store chain)                                 17,200             536,812
                                                                                  -----------------

The description provided in parentheses of the investment is unaudited.
   *Non-income producing security
       The accompanying notes are an integral part of this financial statement.


                     PAPP SMALL & MID-CAP GROWTH FUND, INC.
                        SCHEDULE OF PORTFOLIO INVESTMENTS
                                DECEMBER 31, 2002

                                                                         Number               Fair
                  Common Stocks (continued)                            of Shares             Value
---------------------------------------------------------------------------------   -----------------
Broadcasting and Publishing (3.3%)
  Entercom Communications Corporation
    (Radio broadcaster)                                                    5,700         $   267,444
  Saga Communications, Inc.*
    (Radio broadcaster)                                                   13,250             251,750
                                                                                    -----------------
                                                                                              519,194
                                                                                    -----------------

Electronic Equipment (2.9%)
  Molex, Inc.
    (Supplier of interconnection products)                                23,100             459,459
                                                                                    -----------------

Biotechnology (2.9% )
  Techne Corporation*
    (Producer of biotechnology products)                                  16,000             457,088
                                                                                    -----------------

Distributors (2.2%)
  Sigma-Aldrich Corporation
    (Develops, manufactures, and distributes specialty chemicals)          7,000             340,900
                                                                                     -----------------

Telecommunications (1.1%)
  Plantronics, Inc. *
    (Manufactures lightweight telephone headsets)                         11,000             166,430
                                                                                    -----------------



Total Common Stocks  96.2%  (cost $15,306,572)                                         $ 15,061,187
                                                                                    -----------------

Bonds & Notes - 0.0%
  Del Global Promissory Note
     (Yield 6%, Due 3/27/07)                                                            $      2,013
                                                                                    -----------------


Total Investments - 96.2% (cost $15,306,572)                                              15,063,200
Cash and Other Assets, Less Liabilities - 3.8%                                               596,023
                                                                                    -----------------
Net Assets - 100%                                                                       $ 15,659,223
                                                                                    =================



The description provided in parentheses of the investment is unaudited.
   *Non-income producing security
       The accompanying notes are an integral part of this financial statement.


                               PAPP SMALL & MID-CAP GROWTH FUND, INC.
                                STATEMENT OF ASSETS AND LIABILITIES
                                         DECEMBER 31, 2002

                                               ASSETS
Investments, at fair value (cost $15,306,572) (Note 1)                                                     $ 15,063,200
Cash                                                                                                            698,041
Dividends and interest receivable                                                                                 7,416
                                                                                                     -------------------
               Total assets                                                                                  15,768,657

                                            LIABILITIES

Payable for investment securities purchased                                                                     109,434
                                                                                                     -------------------
               Net assets                                                                                  $ 15,659,223
                                                                                                     ===================


                                             NET ASSETS

Paid-in capital                                                                                            $ 16,329,780
Accumulated undistributed net realized loss on investments sold                                                (427,185)
Net unrealized depreciation on investments                                                                     (243,372)
                                                                                                     -------------------
               Net assets applicable to Fund shares outstanding                                            $ 15,659,223
                                                                                                      ==================


Fund shares outstanding                                                                                         823,237
                                                                                                     ===================

Net Asset Value Per Share                                                                                  $      19.02
                                                                                                     ===================
 (Based on 823,237 shares outstanding at December 31, 2002)


    The accompanying notes are an integral part of this financial statement.

                   PAPP SMALL & MID-CAP GROWTH FUND, INC.
                          STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 2002


INVESTMENT INCOME:
  Dividends                                                           $ 39,706
  Interest                                                               8,366
  Foreign taxes withheld                                                  (351)
                                                           --------------------
               Total investment income                                  47,721
                                                           --------------------

EXPENSES:
  Management fee (Note 3)                                              130,219
  Filing fees                                                           25,607
  Auditing fees                                                         16,092
  Custody fees                                                          14,003
  Legal fees                                                             8,900
  Printing and postage fees                                              3,104
  Directors' attendance fees                                             3,000
  Transfer agent fees (Note 3)                                           1,766
  Other fees                                                             1,475
                                                            --------------------
               Total expenses                                          204,166

  Less fees waived by adviser (Note 3)                                 (41,393)
                                                           --------------------

               Net expenses                                            162,773
                                                           --------------------

Net investment loss                                                   (115,052)
                                                           --------------------

REALIZED AND UNREALIZED LOSS ON INVESTMENTS:
  Proceeds from sale of securities                                     690,383
  Cost of securities sold                                             (956,423)
                                                           --------------------
      Net realized loss on investments sold                           (266,040)

      Net change in unrealized appreciation on investments          (2,399,488)
                                                           --------------------

Net realized and unrealized loss on investments                     (2,665,528)
                                                           --------------------

DECREASE IN NET ASSETS RESULTING FROM OPERATIONS               $    (2,780,580)
                                                           ====================



    The accompanying notes are an integral part of this financial statement.



                     PAPP SMALL & MID-CAP GROWTH FUND, INC.
                     STATEMENTS OF CHANGES IN NET ASSETS FOR
                   THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                    2002                    2001
                                                                             --------------------    --------------------
FROM OPERATIONS:
   Net investment loss                                                              $   (115,052)              $ (69,098)
   Net realized loss on investments sold                                                (266,040)               (161,145)
   Net change in unrealized appreciation on investments                               (2,399,488)                383,907
                                                                             --------------------    --------------------

       (Decrease)/Increase in net assets resulting from
       operations                                                                     (2,780,580)                153,664
                                                                             --------------------    --------------------
FROM SHAREHOLDER TRANSACTIONS:
   Proceeds from sale of shares                                                       10,116,903               3,065,195
   Net asset value of shares issued to shareholders
        in reinvestment of net realized gain
        on investment securities sold                                                          -                       -
   Payments for redemption of shares                                                 (1,441,422)                (216,684)
                                                                             --------------------    --------------------

        Increase in net assets resulting
        from shareholder transactions                                                  8,675,481               2,848,511
                                                                            --------------------    --------------------


Total increase in net assets                                                           5,894,901               3,002,175
                                                                             --------------------    --------------------


Net assets at beginning of the year                                                    9,764,322               6,762,147
                                                                             --------------------    --------------------


Net assets at end of year                                                          $  15,659,223            $  9,764,322
                                                                             ====================    ====================



   The accompanying notes are an integral part of these financial statements.

                     PAPP SMALL & MID-CAP GROWTH FUND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

(1)   SIGNIFICANT ACCOUNTING POLICIES:

Papp Small & Mid-Cap Growth Fund, Inc. (the Fund) was incorporated on September 15, 1998 and is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Operations of the Fund commenced on December 15, 1998. The Fund invests with the objective of long-term capital growth in the common stocks of small and mid-capitalization companies.

The policies described below are followed by the Fund in the preparation of its financial statements in conformity with generally accepted accounting principles.

         INVESTMENT IN SECURITIES

For purposes of computing the net asset value of a share of the Fund, securities traded on securities exchanges, or in the over-the-counter market in which transaction prices are reported, are valued at the last sales prices at the time of valuation or, lacking any reported sales on that day, at the most recent bid quotations. Securities for which quotations are not available and any other assets are valued at a fair value as determined in good faith by the Board of Directors.

Investment transactions are accounted for on the trade date (the date the order to buy or sell is executed). Dividend income is recorded on the ex-dividend date and interest is recorded on the accrual basis. Realized gains and losses from investment transactions and unrealized appreciation or depreciation are calculated on the identified cost basis.

         NET ASSET VALUE, ORDERS, AND REDEMPTIONS

The price per share for a purchase order or redemption request is the net asset value next determined after receipt of the order. The Fund's net asset value per share (NAV) is the value of a single share. It is computed by dividing the market value of a fund's assets, less its liabilities, by the number of shares outstanding, and rounding the result to the nearest full cent. The NAV is determined as of the close of trading on the New York Stock Exchange, currently 4:00 p.m. Eastern Standard time, on any day on which that Exchange is open for trading.

         USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

         FEDERAL INCOME TAXES

The Fund's policy is to comply with the requirements of the Internal Revenue Code which are applicable to regulated investment companies. The Code requires that substantially all of the Fund's taxable income, as well as any net realized gain on sales of investments, are to be distributed to the shareholders. The Fund has complied with this policy and, accordingly, no provision for federal income taxes is required.

At December 31, 2002, the net capital loss carryovers noted below are available to offset future realized capital gains and thereby reduce future capital gains distributions.

Expiration Date                              Amount
------------------------------------     ----------------
December 31, 2009                          $ (161,145)
December 31, 2010                          $ (266,040)
                                         ----------------
  Total capital loss carryover             $ (427,185)
                                         ================



During the year ended December 31, 2002, the Fund's accumulated net investment losses that are not available deductions for tax purposes of $222,617 were reclassified to paid in capital.

(2)   DIVIDENDS AND DISTRIBUTIONS:

Dividends and capital gain distributions are reinvested in additional shares of the Fund unless the shareholder has requested in writing to be paid by check. Dividends and distributions payable to its shareholders are recorded by the Fund on the ex-dividend date.

(3)   TRANSACTIONS WITH AFFILIATES:

The Fund has an investment advisory and management services agreement with L. Roy Papp & Associates, LLP (Manager). The Manager receives from the Fund, as compensation for its services, a fee accrued daily and payable monthly at an annual rate of 1% of the Fund's net assets. The Manager will reimburse the Fund to the extent the Fund's regular operating expenses during any of its fiscal years exceed 1.25% of its average daily net asset value in such year. A management fee expense reimbursement of $41,393 was required in 2002. The Fund incurred fees of $1,766 in 2002 from the manager for providing shareholder and transfer agent services.

The Fund's independent directors receive $300 for each meeting of the Board of Directors attended on behalf of the Fund. Certain officers and/or directors of the Fund are also partners of the Manager and shareholders in the Fund. The Fund made no payments to its officers or directors, except to independent directors as stated above.

(4)   PURCHASES AND SALES OF SECURITIES:

For the year ended December 31, 2002, purchase and sale transactions excluding short-term investments, were $8,813,610 and $690,383, respectively.

(5)   CAPITAL SHARE TRANSACTIONS:

At December 31, 2002 there were 25,000,000 shares of $.01 par value capital stock authorized. Transactions in capital shares of the Fund were as follows:

                                           Proceeds               Shares
                                      -------------------     ----------------
Year ended December 31, 2002
            Shares issued                    $10,116,903              474,373
            Shares redeemed                   (1,441,422)             (70,649)
                                      -------------------     ----------------
                 Net increase                 $8,675,481              403,724
                                      ===================     ================


Year ended December 31, 2001
            Shares issued                     $3,065,195              135,472
            Shares redeemed                     (216,684)              (9,661)
                                      -------------------     ----------------
                 Net increase                 $2,848,511              125,811
                                      ===================     ================


(6)   UNREALIZED APPRECIATION:

The U.S. Federal income tax basis of the Fund's investments at December 31, 2002, was $15,306,572, and net unrealized depreciation for U.S. Federal income tax purposes was $243,372, with gross unrealized gains on investments in which fair value exceeded cost totaled $1,680,279 and gross unrealized losses on investments in which cost exceeded fair value totaled $1,923,651.

13

(7)   SELECTED FINANCIAL HIGHLIGHTS:

The following selected per share data has been calculated using revenues and expenses for the periods indicated, divided by the weighted average number of shares outstanding during the periods. The ratios are calculated using the revenues and expenses for the period, divided by the weighted average of the daily net assets of the Fund.


                                                                                                                   Period Ended
                                                            Year ended December 31,                                 December 31,
                                      2002              2001                 2000               1999                1998(A)
                                   ----------------------------------    -----------------    ---------------    -----------------
Net asset value, beginning
   of period                               $ 23.28           $ 23.02              $ 18.31            $ 16.20              $ 15.00
Income from operations:
      Net investment loss                    (0.01)            (0.12)               (0.14)             (0.14)                   -
      Net realized and unrealized
        gain/(loss) on investments           (4.25)             0.38                 5.89               2.25                 1.20
                                   ----------------   ---------------    -----------------    ---------------    -----------------
            Total from operations            (4.26)             0.26                 5.75               2.11                 1.20

Less distributions from:
      Net realized gain                          -                 -                 (1.04)                -                    -
                                   ----------------   ---------------    -----------------    ---------------    -----------------

            Total distributions                  -                 -                 (1.04)                -                    -
                                   ----------------   ---------------    -----------------    ---------------    -----------------

Net asset value, end of period             $ 19.02           $ 23.28              $ 23.02            $ 18.31              $ 16.20
                                   ================   ===============    =================    ===============    =================

            Total return                   -18.30%             1.13%               31.32%             13.04%                8.00%
                                   ================   ===============    =================    ===============    =================

Ratios/Supplemental Data:
   Net assets, end of period       $   15,659,223        $9,764,322        $   6,762,147          $4,325,499         $  1,566,225
   Expenses to average
      net assets (B)                         1.25%             1.25%                1.25%              1.25%               1.25%*
   Investment income to
      average net assets (C)                 0.37%             0.39%                0.36%              0.32%               1.01%*
   Portfolio turnover rate                   5.49%            10.57%               40.42%             53.07%                0.00%



*  Annualized

(A) From December 15, 1998 (date of commencement of operations) through December 31, 1998.
(B) If the Fund had paid all of its expenses and there had been no reimbursement by the investment adviser, this ratio would have been 1.56%, 1.69%, 1.89%, 1.68% and 1.56% for the years ended December 31, 2002, 2001,
     2000, 1999 and 1998 respectively.
(C) Computed giving effect to investment adviser's expense limitation undertaking.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of Papp Small & Mid-Cap Growth Fund, Inc.:

We have audited the accompanying statement of assets and liabilities of Papp Small & Mid-Cap Growth Fund, Inc. (the "Fund"), including the schedule of portfolio investments, as of December 31, 2002, and the related statements of operations and changes in net assets and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The statement of changes in net assets for the year ended December 31, 2001 and the financial highlights for each of the four years in the period ended December 31, 2001 were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated January 17, 2002.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2002, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Papp Small & Mid-Cap Growth Fund, Inc. as of December 31, 2002, the results of its operations, changes in net assets and financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Phoenix, Arizona

January 21, 2003

    THE FOLLOWING REPORT IS A COPY OF THE PREVIOUSLY ISSUED ARTHUR ANDERSEN
          LLP REPORT AND HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Papp Small & Mid-Cap Growth Fund, Inc.:

We have audited the accompanying statement of assets and liabilities of Papp Small & Mid-Cap Growth Fund, Inc., (the Fund) including the schedule of portfolio investments, as of December 31, 2001, and the related statements of operations and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period ending December 31, 2001 and for the period from commencement of operations (December 15, 1998) through December 31, 1998. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Papp Small & Mid-Cap Growth Fund, Inc. as of December 31, 2001, the results of its operations and changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period ending December 31, 2001 and for the period from commencement of operations (December 15, 1998) through December 31, 1998, in conformity with accounting principles generally accepted in the United States.


/s/ Arthur Andersen LLP
Los Angeles, California
January 17, 2002

Management of the Fund

         The Board of Directors has overall responsibility for the conduct of the Fund's affairs. Directors hold office until the next meeting of shareholders called for the election of directors and until their successors are elected and qualified. The Fund is not required to hold meetings of shareholders. The Fund will call a meeting of shareholders for the purpose of voting upon the question of removal of a director or directors when requested in writing to do so by record holders of at least 10% of the Fund's outstanding common shares. Shareholders may remove a director, with or without cause, by the vote of a majority of all the votes entitled to be cast for the election of directors.

         The names of the directors and officers of the Fund, the date each was first elected or appointed to office, their principal business occupations during the last five years, the number of portfolios each oversees and other directorships they hold, are shown below.




                                        DATE FIRST                                          NUMBER OF
                                       ELECTED OR   PRINCIPAL OCCUPATION(S)            PORTFOLIOS IN FUND
     NAME, POSITION(S) AND            APPOINTED TO  DURING PAST                        COMPLEX OVERSEEN BY      OTHER
      AGE AT JANUARY 1, 2003             OFFICE     FIVE YEARS                               DIRECTOR          DIRECTORSHIPS
            -------                      ------     ----------                               --------         -------------
OFFICERS OF THE FUND:

Victoria S. Cavallero, CFA [44]            1998     Partner, L. Roy Papp &                      NA                NA
Vice President                                      Associates, LLP.

George D. Clark, Jr., CFA [63]             1998     Partner, L. Roy Papp &                      NA                NA
Vice President                                      Associates, LLP.

Jeffrey N. Edwards, CFA[44]                1998     Partner, L. Roy Papp &                      NA                NA
Vice President                                      Associates, LLP.

Julie A. Hein, [40]                        1998     Partner, L. Roy Papp &                      NA                NA
Vice President and                                  Associates, LLP.
Assistant Treasurer

Jane E. Couperus, CFA [33]                 2001     Partner, L. Roy Papp &                      NA                NA
Vice President                                      Associates, LLP since 2001; prior
                                                    thereto, Associate, L. Roy Papp &
                                                    Associates, LLP since 1997.

John L. Stull, CFA [38]                    2001     Partner, L. Roy Papp &                      NA                NA
Vice President                                      Associates, LLP since 2001; prior
                                                    thereto, Associate, L. Roy Papp &
                                                    Associates, LLP since 1997 and
                                                    Financial Analyst, Finova Capital
                                                    Group.

Russell A. Biehl, [39]                     2001     Partner, L. Roy Papp &                      NA                NA
Vice President                                      Associates, LLP since 2001; prior
                                                    thereto, Associate, L. Roy Papp &
                                                    Associates, LLP since 1998 and
                                                    Portfolio Manager, Harris Trust
                                                    Bank.



                                        DATE FIRST                                          NUMBER OF
                                       ELECTED OR   PRINCIPAL OCCUPATION(S)            PORTFOLIOS IN FUND
     NAME, POSITION(S) AND            APPOINTED TO  DURING PAST                        COMPLEX OVERSEEN BY      OTHER
      AGE AT JANUARY 1, 2003             OFFICE     FIVE YEARS                               DIRECTOR          DIRECTORSHIPS
            -------                      ------     ----------                               --------         -------------
DIRECTORS WHO ARE INTERESTED PERSONS OF THE FUND:

L. Roy Papp,* [75]                        1998      Partner, L. Roy Papp &                     Five              None
Chairman and Director                               Associates, LLP.

Harry A. Papp, CFA *+  [48]               1998      Partner, L. Roy Papp &                     Five              None
President and Director                              Associates, LLP.

Robert L. Mueller,* [74]                  1998      Partner, L. Roy Papp &                     Five              None
Vice President, Secretary and                       Associates, LLP.
Director

Rosellen C. Papp, CFA *+  [48]            1998      Partner, L. Roy Papp &                     Five              None
Vice President, Treasurer and                       Associates, LLP.
Director

Bruce C. Williams, CFA * [49]             1998      Partner, L. Roy Papp &                     Five              None
Vice President and Director                         Associates, LLP.

DIRECTORS WHO ARE NOT INTERESTED PERSONS OF THE FUND:
James K. Ballinger, [51]                  1998      Director, Phoenix Art Museum               Five              None
Director

Amy S. Clague, [68]                       1998      Private investor since 2000;               Five              None
Director                                            prior thereto, Partner, Boyd and
                                                    Clague, bookkeeping services.

Carolyn P. O'Malley, [53]                 1998      Executive Director, Dorrance               Three             None
Director                                            Family Foundation since 2001;
                                                    prior thereto, Director, Desert
                                                    Botanical Garden.


------------------------------------
* Messrs. L. Roy Papp, Harry A. Papp, Robert L. Mueller and Bruce C. Williams and Ms. Rosellen C. Papp are "interested persons" of the Fund, as defined in the Investment Company Act of 1940, because they are Partners of the Adviser.

+ Harry A. Papp is the son of L. Roy Papp and Rosellen C. Papp is the daughter-in-law of L. Roy Papp.
------------------------------------

     The address of Messrs. L. Roy Papp, Harry A. Papp, Robert L. Mueller, Bruce
C. Williams and Ms. Rosellen C. Papp and each of the officers, is 6225 North 24th Street, Suite 150, Phoenix, Arizona 85016; the address of Mr. Ballinger is 322 W. Holly Street, Phoenix, Arizona 85003; the address of Mrs. Clague is 326 East Kaler Drive, Phoenix, Arizona 85020; and the address of Mrs. O'Malley is 4438 E. Camelback Road #155, Phoenix, Arizona 85018.

     The Statement of Additional Information includes additional information about the directors and officers. You may obtain a free copy of the Statement of Additional Information by calling toll-free (800) 421-4004.

     This report is submitted for the general information of the shareholders of the Fund. The report is not authorized for distribution to prospective investors in the Fund unless it is accompanied or preceded by a currently effective prospectus of the Fund. No sales charge to the shareholder or to the new investor is made in offering the shares of the Fund.

                     PAPP SMALL & MID-CAP GROWTH FUND, INC.

Dear Fellow Shareholder:

In the year 2002 our Fund did manage to outperform the Russell 2000 Index by a small amount. We were down 18.30% while the Russell 2000 was down 20.28%. Again, the Russell 2000 did a little better than the Standard & Poor's 500 Stock Index, which measures the performance of 500 of the largest American companies. That Index was down 22.10%.

Over the longer-term our Fund continues to outperform the Russell 2000 by a large margin. As the chart on the opposite page indicates, since inception in December, 1998 we were up 32.46% while the Russell 2000 was up 3.86%.

The past year has been a difficult one for investors who continue to be very nervous about world conditions in general and the status of our economy in particular. The terrorist threat continues to occupy the attention of many of our officials and does not appear to be waning. Financial scandals, such as those at Enron, Global Crossing, and World Com, have badly shaken the investment community's faith in our business leadership. While we believe most of the scandals have already been exposed, its effects continue to dampen investor morale. Add to this, the perception of insider trading (Martha Stewart), the strengthening of our dollar versus some other currencies, a fragile international situation including the possibility of a war with Iraq and the recent problem with North Korea, and one can understand that investors are justifiably concerned about the long-term outlook.

When we started this Fund we committed to the purchase of good quality growth stocks with a history of growing sales and earnings. We were determined to avoid "story" stocks such as the dot.coms and other momentum companies where price is based on hope rather than reality. We were also sensitive to the need for selecting individual names rather than placing our investments on groups of stocks within a particular industry on the hope that industry would do well.

We also believed that we should diversify our investments among a variety of industries and that we should not commit a large amount of money to a particular stock. For these reasons we own retail companies such as discount department stores and restaurants, for profit higher education institutions, a number of financial service companies ranging from mutual fund operations to asset administration services, dental supply companies, and software companies. Because smaller companies are subject to competition, cancellations, or extensions of delivery times, they are subject to wide price fluctuations and this is the decision behind our holding a relatively large number of stocks.

For these reasons we believe that over time our good results will continue.

                                                         Best regards,
                                                         /s/ L. Roy Papp
                                                         L. Roy Papp, Chairman
                                                         February 3, 2003

                               Photo: man on chair








                         PAPP AMERICA-ABROAD FUND, INC.
                                 A NO-LOAD FUND



                                  ANNUAL REPORT
                                DECEMBER 31, 2002






                                    Managed by:
                                    L. Roy Papp & Associates,
                                    LLP
                                    6225 North 24th Street
                                    Suite 150
                                    Phoenix, AZ  85016
                                    602-956-1115
                                    800-421-4004
                                    E-mail: invest@roypapp.com
                                    Web: http://www.roypapp.com

             COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
                 PAPP AMERICA-ABROAD FUND, INC. AND THE MORGAN
                 STANLEY WORLD INDEX THROUGH DECEMBER 31, 2002

AVERAGE ANNUAL TOTAL RETURN

                                                                Since
                                    1 Year  5 Years  10 Years  Inception
Papp America-Abroad Fund            -25.02%  -4.05%   7.13%     8.03%
Morgan Stanley World Index          -21.06%  -2.84%   5.90%     5.47%

[chart data]

           (in thousands of dollars)

        Papp America-    Morgan Stanley
Year     Abroad Fund     World Index

12/6/91  10              10
1991     10.994          10.72
1992     11.811          10.158
1993     11.803          12.45
1994     12.725          13.079
1995     17.44           15.848
1996     22.262          17.985
1997     28.91           20.817
1998     35.799          25.882
1999     40.815          32.338
2000     37.296          27.792
2001     31.359          22.837
2002     23.513          18.027

PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE

The investment return and principal value of an investment in the Fund will fluctuate so that Fund shares, when redeemed, may be worth more or less than their original cost. The line graph and the table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. This Fund's performance is measured against that of the Morgan Stanley World Index. Approximately 42% of the sales of the companies in the Fund's portfolio are derived from foreign sources and 58% are derived from United States sources. The Morgan Stanley World Index is an unmanaged, market-weighted index that includes 50% foreign companies and 50% United States companies. The values shown include reinvested dividends.

                         PAPP AMERICA-ABROAD FUND, INC.



Dear Fellow Shareholder:

The past year was a very difficult one for multi-national companies, especially those in technology and allied businesses. Not only were the earnings weak, but the whole international situation became very fragile, led by the possibility of war with Iraq and, more recently, with the North Korean troubles. Our Fund was down 25.02% against a decline of 21.06% for the Morgan Stanley World Index, against which we compare ourselves, and down 22.10% for the Standard & Poor's 500 Stock Index. Over the longer term we have had good results. Since the Fund's inception in December 1991 we were up 135.24% compared with an advance of 80.30% for the World Index and plus 190.10% for the S&P 500. The Fund's record versus the World index is shown on the opposite page.

On the whole our drug companies did relatively well in 2002, but the electronic technology companies had a dismal experience. We have not lost faith in the actual and potential benefits of technology, because we believe it will be the leader as the twenty first century unfolds. Accordingly, we will continue to invest in the best technology companies and will not be panicked by short-term price fluctuations in their shares.

Given our basic premise of buying and holding good quality stocks that offer the probability of long-term growth, the past year has been difficult for even the long-term investor who continues to be very nervous about world conditions in general and the status of our economy in particular. Even though the events of 9/11 have not as yet been repeated, the terrorist threat continues to occupy the attention of many of our officials who have spent an enormous amount of time focusing on the problem. Financial scandals, such as those at Enron, Global Crossing, and World Com have badly shaken the investment community's faith in our business leadership. While we believe these scandals represent only a tiny minority of business, most of which is managed by people with good ethical standards, its effects continue to dampen investor morale. Add to this, the perception of insider trading (Martha Stewart), a fragile international situation, and one can understand that investors are justifiably concerned about the long-term outlook.

As investment professionals, it is our job to take the longer view and to find the best managed companies that fit within our overall investment philosophy. Stocks like Intel, Hewlett-Packard, IBM, and Microsoft have suffered in terms of both earnings and price performance, but these are of high quality and possess excellent management. We believe they will survive and prosper. Fortunately, we have avoided those companies that have been involved in financial scandals. This is, of course, what you pay us to do, and our partners and employees, all of whom own shares of this Fund either personally or through our firm's 401(K) plan, have a continuing interest in the Fund's prosperity.

                                     Best regards,

                                     /s/ L. Roy Papp

                                     L. Roy Papp, Chairman
                                     February 3, 2003

                         PAPP AMERICA-ABROAD FUND, INC.
                       SCHEDULE OF PORTFOLIO INVESTMENTS
                               DECEMBER 31, 2002

                                                                        Number              Fair
                        Common Stocks                                 of Shares             Value
-----------------------------------------------------------------     ---------         -----------
FINANCIAL SERVICES (24.9%)
   American International Group
      (Major international insurance holding company)                   58,500          $ 3,384,225
   General Electric Company
      (Diversified financial and industrial company)                   130,000            3,165,500
   State Street Corporation
      (Provider of U.S. and global securities custodial services)      201,000            7,839,000
                                                                                        -----------
                                                                                         14,388,725
                                                                                        -----------
PHARMACEUTICAL (15.3%)
   Eli Lilly & Company
      (Prescription pharmaceuticals)                                    34,000            2,159,000
   Merck & Company, Inc.
      (Prescription pharmaceuticals)                                   118,000            6,679,980
                                                                                        -----------
                                                                                          8,838,980
                                                                                        -----------
MEDICAL PRODUCTS (14.1%)
   Johnson & Johnson
      (Healthcare products)                                            119,000            6,391,490
   Medtronic, Inc.
      (Manufacturer of implantable biomedical devices)                  38,000            1,732,800
                                                                                        -----------
                                                                                          8,124,290
                                                                                        -----------
SOFTWARE (13.9%)
    Microsoft Corporation*
       (Personal computer software)                                    155,000            8,013,500
                                                                                        -----------

INDUSTRIAL SERVICES (12.5%)
   Expeditors International of Washington, Inc.
      (International air freight forwarding)                           140,600            4,590,590
   Omnicom Group, Inc.
      (Worldwide advertising agencies)                                  40,700            2,629,220
                                                                                        -----------
                                                                                          7,219,810
                                                                                        -----------
SEMICONDUCTORS & Equipment (12.0%)
   Applied Materials, Inc.*
      (Developer, manufacturer, and marketer of
       semiconductor manufacturing systems)                             72,000              938,160
   Intel Corporation
      (Manufacturer of microprocessors, microcontrollers,
        and memory chips)                                              320,000            4,982,400
   Linear Technology
      (Designer of high performance analog semiconductors)              40,000            1,028,800
                                                                                        -----------
                                                                                          6,949,360
                                                                                        -----------
The description provided in parentheses of the investment is unaudited.

   *Non-income producing security

The accompanying notes are an integral part of this financial statement.


                                       4






                         PAPP AMERICA-ABROAD FUND, INC.
                       SCHEDULE OF PORTFOLIO INVESTMENTS
                               DECEMBER 31, 2002

                                                                        Number              Fair
                        Common Stocks (continued)                     of Shares             Value
-----------------------------------------------------------------     ---------         -----------
COMPUTER EQUIPMENT (2.4%)
   Hewlett-Packard Company
     (Manufacturer of printers, computers, and supplies)                25,000          $   434,000
   International Business Machines Corporation
     (Global provider of information technology, hardware,
     software, and services)                                            12,500              968,750
                                                                                        -----------
                                                                                          1,402,750
                                                                                        -----------

ELECTRONIC EQUIPMENT (2.0%)
   American Power Conversion *
      (Producer of uninterruptible power supply products)               18,000              272,700
   Molex, Inc.
      (Supplier of interconnection products)                            45,250              900,022
                                                                                        -----------
                                                                                          1,172,722
                                                                                        -----------

CONSUMER PRODUCTS (1.1%)
   Colgate-Palmolive Company
      (Leading manufacturer and marketer of oral care and
      other personal care products)                                     12,000              629,160
                                                                                        -----------

DISTRIBUTORS (0.7%)
    Sigma-Aldrich Corporation
      (Develops, manufactures, and distributes
      specialty chemicals)                                               8,000              389,600
                                                                                        -----------

OIL EXPLORATION AND PRODUCTION (0.4%)
   Royal Dutch Petroleum Company, PLC
     (Oil exploration and production company)                            5,000              220,100
                                                                                        -----------


TOTAL COMMON STOCKS  99.3% (COST $42,053,427)                                            57,348,997
CASH AND OTHER ASSETS                                                                       382,974
                                                                                        -----------

NET ASSETS - 100%                                                                       $57,731,971
                                                                                        ===========


The description provided in parentheses of the investment is unaudited.

   *Non-income producing security

The accompanying notes are an integral part of this financial statement.



                         PAPP AMERICA-ABROAD FUND, INC.
                      STATEMENT OF ASSETS AND LIABILITIES
                               DECEMBER 31, 2002




ASSETS

Investment in securities, at fair value
  (cost $42,053,427 ) (Note 1)                                     $57,348,997
Cash                                                                   106,687
Dividends and interest receivable                                      108,382
Receivables for securities sold                                        167,905
                                                                   -----------
               Total assets                                         57,731,971
                                                                   ===========



LIABILITIES

Liabilities                                                                  -
                                                                   -----------
               Net assets                                          $57,731,971
                                                                   ===========



NET ASSETS

Paid-in capital                                                    $42,587,320
Accumulated undistributed realized loss on investments sold           (150,919)
Net unrealized appreciation on investments                          15,295,570
                                                                   -----------
    Net assets applicable to Fund shares outstanding               $57,731,971
                                                                   ===========



Fund shares outstanding                                              3,439,845
                                                                   ===========


Net Asset Value Per Share                                          $     16.78
                                                                   ===========
   (Based on 3,439,845 shares outstanding at December 31, 2002)





The accompanying notes are an integral part of this financial statement.

                         PAPP AMERICA-ABROAD FUND, INC.
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002


INVESTMENT INCOME:
Dividends                                                          $   765,586
Interest                                                                3,813
Foreign taxes withheld                                                  (3,380)
                                                                   -----------

Total investment income                                                766,019
                                                                   -----------

EXPENSES:
Management fee (Note 3)                                                777,766
Printing and postage fees                                               29,991
Filing fees                                                             27,037
Transfer agent fees (Note 3)                                            22,467
Auditing fees                                                           20,518
Custodial fees                                                          16,379
Legal fees                                                               8,896
Directors' attendance fees                                               7,600
Other fees                                                               2,200
                                                                   -----------

Total expenses                                                         912,854
                                                                   -----------

Net investment loss                                                   (146,835)
                                                                   -----------

REALIZED AND UNREALIZED LOSS ON INVESTMENTS:
Proceeds from sales of securities                                   31,667,174
Cost of securities sold                                            (31,631,724)
                                                                   -----------
    Net realized gain on investments sold                               35,450

Net change in unrealized
    appreciation on investments                                    (22,276,386)
                                                                   -----------

Net realized and unrealized
     loss on investments                                           (22,240,936)
                                                                   -----------

DECREASE IN NET ASSETS
      RESULTING FROM OPERATIONS                                   $(22,387,771)
                                                                   ===========



The accompanying notes are an integral part of this financial statement.


                         PAPP AMERICA-ABROAD FUND, INC.
                      STATEMENTS OF CHANGES IN NET ASSETS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                                        2002                2001

FROM OPERATIONS:
   Net investment loss                                            $   (146,835)       $    (331,210)
   Net realized gain on investments sold                                35,450            5,045,826
   Net change in unrealized appreciation on investments            (22,276,386)         (29,871,027)
                                                                  ------------        -------------
         Decrease in net assets resulting
          from operations                                          (22,387,771)         (25,156,411)
                                                                  ------------        -------------


FROM DISTRIBUTIONS TO SHAREHOLDERS:
   Net realized gain on investment securities sold - prior year              -             (186,369)
   Net realized gain on investment securities sold                           -           (5,041,893)
                                                                  ------------        -------------
          Decrease in net assets resulting from
          distributions to shareholders                                      -           (5,228,262)
                                                                  ------------        -------------


FROM SHAREHOLDER TRANSACTIONS:
   Proceeds from sale of shares                                      4,169,477            8,356,808
   Net asset value of shares issued to shareholders in
     reinvestment of net realized gain
     on investment securities sold                                           -            4,728,423
   Payments for redemption of shares                               (23,364,580)         (52,001,938)
                                                                  ------------        -------------


          Decrease in net assets resulting
          from shareholder transactions                            (19,195,103)         (38,916,707)
                                                                  ------------        -------------


Total decrease in net assets                                       (41,582,874)         (69,301,380)


Net assets at beginning of the year                                 99,314,845          168,616,225
                                                                  ------------        -------------


Net assets at end of the year                                     $ 57,731,971         $ 99,314,845
                                                                  ============        =============


The accompanying notes are an integral part of these financial statements.

                         PAPP AMERICA-ABROAD FUND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002




(1)      SIGNIFICANT ACCOUNTING POLICIES:

Papp America-Abroad Fund, Inc. (the Fund) was incorporated on August 15, 1991, and is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Operations of the Fund commenced on December 6, 1991. The Fund invests with the objective of long-term capital growth in the common stocks of United States companies that have substantial international activities and, to a much lesser extent, in the common stocks of foreign enterprises that are traded publicly in United States securities markets.

The policies described below are followed by the Fund in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States.

         INVESTMENT IN SECURITIES

For purposes of computing the net asset value of a share of the Fund, securities traded on securities exchanges, or in the over-the-counter market in which transaction prices are reported, are valued at the last sales prices at the time of valuation or, lacking any reported sales on that day, at the most recent bid quotations. Securities for which quotations are not available and any other assets are valued at a fair value as determined in good faith by the Board of Directors.

Investment transactions are accounted for on the trade date (the date the order to buy or sell is executed). Dividend income is recorded on the ex-dividend date and interest is recorded on the accrual basis. Realized gains and losses from investment transactions and unrealized appreciation or depreciation are calculated on the identified cost basis.

         NET ASSET VALUE, ORDERS, AND REDEMPTIONS

The price per share for a purchase order or redemption request is the net asset value next determined after receipt of the order. The Fund's net asset value per share (NAV) is the value of a single share. It is computed by dividing the market value of a fund's assets, less its liabilities, by the number of shares outstanding, and rounding the result to the nearest full cent. The NAV is determined as of the close of trading on the New York Stock Exchange, currently 4:00 p.m. Eastern Standard time, on any day on which that Exchange is open for trading.

         USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

         FEDERAL INCOME TAXES

The Fund's policy is to comply with the requirements of the Internal Revenue Code which are applicable to regulated investment companies. The Code requires that substantially all of the Fund's taxable income, as well as any net realized gain on sales of investments, are to be distributed to the shareholders. The Fund has complied with this policy and, accordingly, no provision for Federal income taxes is required.

During the year ended December 31, 2002, the Fund reclassified $186,369 from undistributed net realized gains to additional paid-in-capital to align financial reporting with tax reporting. In addition, the Fund's accumulated net investment losses that are not available deductions for tax purposes of $2,253,766 were reclassified to paid in capital.

At December 31, 2002, the capital loss carry forward for U.S. Federal income tax purposes is $150,919. This amount was incurred in 2002 and, as such, will expire December 31, 2010. The Fund may offset future capital gains with this capital loss carry forward.

(2)      DIVIDENDS AND DISTRIBUTIONS:

Dividends and capital gain distributions are reinvested in additional shares of the Fund unless the shareholder has requested in writing to be paid by check. Dividends and distributions payable to its shareholders are recorded by the Fund on the ex-dividend date.

During the year ended December 31, 2002, the Fund designated as a capital gain distribution a portion of earnings and profits.

On June 27, 2001, a distribution was declared from net realized long-term capital gains of approximately $1.00 a share aggregating to $5,228,262. The distribution was paid on July 6, 2001, to shareholders of record on July 2, 2001.

There were no significant differences between the book basis and tax basis of distributions for the year ended December 31, 2002.


(3)      TRANSACTIONS WITH AFFILIATES:

The Fund has an investment advisory and management services agreement with L. Roy Papp & Associates, LLP (the Manager). The Manager receives from the Fund, as compensation for its services, a fee accrued daily and payable monthly at an annual rate of 1% of the Fund's net assets. The Manager will reimburse the Fund to the extent the Fund's regular operating expenses during any of its fiscal years exceed 1.25% of its average daily net asset value in such year. The Fund incurred fees of $22,467 in 2002, from the Manager for providing shareholder and transfer agent services.

The Fund's independent directors receive $900 for each meeting of the Board of Directors attended on behalf of the Fund. Certain officers and/or directors of the Fund are also partners of the Manager and shareholders in the Fund. The Fund made no payments to its officers or directors, except to independent directors as stated above.

(4)      PURCHASES AND SALES OF SECURITIES:

For the year ended December 31, 2002, purchase and sale transactions excluding short-term investments, were $7,845,799 and $31,667,174, respectively.


(5)      CAPITAL SHARE TRANSACTIONS:

At December 31, 2002, there were 25,000,000 shares of $.01 par value capital stock authorized. Transactions in capital shares of the Fund were as follows:


                              Proceeds                  Shares
                            ------------              ------------
Year ended December 31, 2002
Shares issued               $  4,169,477                  205,390
Shares redeemed              (23,360,647)              (1,202,459)
                            ------------              ------------
   Net decrease             $(19,191,170)                (997,069)
                            ============              ============

Year ended December 31, 2001
Shares issued               $  8,356,808                  335,552
Distributions reinvested       4,728,423                  201,045
Shares redeemed              (52,001,938)              (2,175,228)
                            ------------              ------------
   Net decrease             $(38,916,707)              (1,638,631)
                            ============              ============





(6) UNREALIZED APPRECIATION:

The U.S. Federal income tax basis of the Fund's investments at December 31, 2002, was $42,053,427, and net unrealized appreciation for U.S. Federal income tax purposes was $15,295,570, with gross unrealized gains on investments in which fair value exceeded cost totaled $16,589,222 and gross unrealized losses on investments in which cost exceeded fair value totaled $1,293,652.

(7)      SELECTED FINANCIAL HIGHLIGHTS:

The following selected per share data has been calculated using revenues and expenses for the years indicated, divided by the average number of shares outstanding during the years. The ratios are calculated using the revenues and expenses for the years, divided by the average of the daily net assets of the Fund.


                                  Year Ended December 31,
                                         2002                  2001               2000                1999              1998
                                  -------------------     ---------------    ---------------    ----------------    -------------
Net asset value, beginning
   of year                                   $ 22.38             $ 27.75            $ 35.25             $ 32.13          $ 25.98
Income from operations:
   Net investment loss                         (0.19)              (0.18)             (0.22)              (0.23)           (0.05)
   Net realized and unrealized
     (loss)/gain on investments                (5.41)              (4.19)             (2.19)               4.74             6.24
                                  -------------------     ---------------    ---------------    ----------------    -------------
         Total from operations                 (5.60)              (4.37)             (2.41)               4.51             6.19

Less distributions from:
    Net realized gains                             -              (1.00)              (5.09)              (1.39)           (0.04)
                                  -------------------     ---------------    ---------------    ----------------    -------------
         Total distributions                       -              (1.00)              (5.09)              (1.39)           (0.04)
                                  -------------------     ---------------    ---------------    ----------------    -------------
Net asset value, end of year                 $ 16.78             $ 22.38            $ 27.75             $ 35.25          $ 32.13
                                  ===================     ===============    ===============    ================    =============
         Total return                        -25.02%             -15.92%             -8.62%              14.01%           23.83%
                                  ===================     ===============    ===============    ================    =============

Ratios/Supplemental Data:
   Net assets, end of year              $ 57,731,971        $ 99,314,845      $ 168,616,225       $ 242,610,345    $ 342,814,636
   Expenses to average net
      assets                                   1.18%               1.11%              1.08%               1.07%            1.08%
    Investment income to
      average net assets                       0.98%               0.84%              0.57%               0.61%            0.82%
   Portfolio turnover rate                    10.07%               3.76%             10.78%               5.47%           24.97%

                          INDEPENDENT AUDITORS' REPORT



To the Shareholders and Board of Directors of Papp America-Abroad Fund, Inc.:

We have audited the accompanying statement of assets and liabilities of Papp America-Abroad Fund, Inc. (the "Fund"), including the schedule of portfolio investments, as of December 31, 2002, and the related statements of operations and changes in net assets and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The statement of changes in net assets for the year ended December 31, 2001 and the financial highlights for each of the four years in the period ended December 31, 2001 were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated January 17, 2002.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2002, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Papp America-Abroad Fund, Inc. as of December 31, 2002, the results of its operations, changes in net assets and financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Phoenix, Arizona

January 21, 2003

                THE FOLLOWING REPORT IS A COPY OF THE PREVIOUSLY
               ISSUED ARTHUR ANDERSEN LLP REPORT AND HAS NOT BEEN
                        REISSUED BY ARTHUR ANDERSEN LLP



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of Papp America-Abroad Fund, Inc.:

We have audited the accompanying statement of assets and liabilities of Papp America-Abroad Fund, Inc., (the Fund) including the schedule of portfolio investments, as of December 31, 2001, and the related statements of operations and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Papp America-Abroad Fund, Inc. as of December 31, 2001, the results of its operations and changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States.


/s/ Arthur Andersen LLP

Los Angeles, California
January 17, 2002

                              FACTS ABOUT THE FUND


INVESTMENT OBJECTIVE - The Fund, which commenced operations December 6, 1991, invests with the objective of long-term capital growth in the common stocks of United States companies that have substantial international activities and, to a much lesser extent, in the common stocks of foreign enterprises that are traded publicly in United States securities markets.

THE INVESTMENT ADVISER - The Fund's assets are managed by L. Roy Papp & Associates, LLP, the largest investment counseling firm in Arizona, with over $613 million in total assets managed for individuals, trusts, corporations, and charitable and educational institutions. Founded in 1978, the Firm is solely in the investment management business. The Firm is an independent limited liability partnership. Of its 12 partners, 8 hold the Chartered Financial Analysts (CFA) designation.

EXPERIENCED MANAGEMENT - The securities portfolio of the Fund is managed by L. Roy Papp and Rosellen C. Papp. Mr. Papp, the founder of L. Roy Papp & Associates, LLP, has over 46 years experience in the field of investment management. Prior to founding L. Roy Papp & Associates, LLP, he was a senior partner of a large investment counseling firm in Chicago, Illinois and the United States Director and Ambassador to the Asian Development Bank, Manila, Philippines. He received his M.B.A. degree from the Wharton School, University of Pennsylvania and his A.B. degree from Brown University.

Rosellen C. Papp, the director of research at L. Roy Papp & Associates, LLP, has over 24 years experience in security and financial analysis. She holds a Master of Management degree in Finance from the Kellogg Graduate School of Management, Northwestern University and a B.B.A. degree from the University of Michigan. She is a Chartered Financial Analyst and member of the International Society of Financial Analysts.

"PURE" NO-LOAD - The Fund is a "pure" no-load fund in that there are no "loading" charges or sales commissions paid in connection with the purchase of its shares. In addition, there are no deferred sales loads, no redemption fees, and no 12b-1 fees. The Fund's investment adviser receives an annual management fee of 1%, which is based on the Fund's average daily net asset value. Other expenses such as auditing charges, legal fees, and custodial expenses are limited to 1/4% of the Fund's average daily net asset value; therefore, the Fund's annual expenses may not exceed 1 1/4%.

SUITABILITY - The Fund is suitable only for long-term investors seeking capital appreciation over time. Included are individuals of most ages, institutional accounts such as pension and profit sharing plans, retirement accounts such as IRA's, educational accounts for young children, and many personal trusts. The Fund is not suitable for those with high current income needs, aggressive investors who desire maximum short-term results and are willing to assume the attendant risks, and those with relatively short time horizons who may require their capital in the near-term.

Management of the Fund

         The Board of Directors has overall responsibility for the conduct of the Fund's affairs. Directors hold office until the next meeting of shareholders called for the election of directors and until their successors are elected and qualified. The Fund is not required to hold meetings of shareholders. The Fund will call a meeting of shareholders for the purpose of voting upon the question of removal of a director or directors when requested in writing to do so by record holders of at least 10% of the Fund's outstanding common shares. Shareholders may remove a director, with or without cause, by the vote of a majority of all the votes entitled to be cast for the election of directors.

         The names of the directors and officers of the Fund, the date each was first elected or appointed to office, their principal business occupations during the last five years, the number of portfolios each oversees and other directorships they hold, are shown below.


                                       DATE FIRST                                             NUMBER OF
                                       ELECTED OR                                        PORTFOLIOS IN FUND
   NAME, POSITION(S) AND AGE AT       APPOINTED TO      PRINCIPAL OCCUPATION(S) DURING   COMPLEX OVERSEEN BY      OTHER
          JANUARY 1, 2003                 OFFICE                PAST FIVE YEARS                DIRECTOR        DIRECTORSHIPS
          ---------------                 ------                ---------------                --------        -------------


OFFICERS OF THE FUND:
Victoria S. Cavallero, CFA [44]           1991        Partner, L. Roy Papp &                     NA                 NA
Vice President                                        Associates, LLP.
George D. Clark, Jr., CFA [63]            1991        Partner, L. Roy Papp &                     NA                 NA
Vice President                                        Associates, LLP.
Jeffrey N. Edwards, CFA [44]              1991        Partner, L. Roy Papp &                     NA                 NA
Vice President                                        Associates, LLP.
Julie A. Hein, [40]                       1991        Partner, L. Roy Papp &                     NA                 NA
Vice President and                                    Associates, LLP.
Assistant Treasurer
Jane E. Couperus, CFA [33]                2001        Partner, L. Roy Papp &                     NA                 NA
Vice President                                        Associates, LLP since 2001;
                                                      prior thereto, Associate, L. Roy
                                                      Papp & Associates, LLP since
                                                      1997.
John L. Stull, CFA [38]                   2001        Partner, L. Roy Papp &                     NA                 NA
Vice President                                        Associates, LLP since 2001;
                                                      prior thereto, Associate, L. Roy
                                                      Papp & Associates, LLP since
                                                      1997 and Financial Analyst,
                                                      Finova Capital Group.
Russell A. Biehl, [39]                    2001        Partner, L. Roy Papp &                     NA                 NA
Vice President                                        Associates, LLP since 2001;
                                                      prior thereto, Associate, L. Roy
                                                      Papp & Associates, LLP since
                                                      1998 and Portfolio Manager,
                                                      Harris Trust Bank.

                                       16


                                                                                              NUMBER OF
                                   DATE FIRST ELECTED                                    PORTFOLIOS IN FUND
   NAME, POSITION(S) AND AGE AT     OR APPOINTED TO     PRINCIPAL OCCUPATION(S) DURING   COMPLEX OVERSEEN BY      OTHER
          JANUARY 1, 2003                 OFFICE                 PAST FIVE YEARS                DIRECTOR        DIRECTORSHIPS
          ---------------                 ------                ---------------                --------        -------------
DIRECTORS WHO ARE INTERESTED PERSONS OF THE FUND:
L. Roy Papp,* [75]                       1991         Partner, L. Roy Papp &                    Five              None
Chairman and Director                                 Associates, LLP.
Harry A. Papp, CFA *+  [48]              1991         Partner, L. Roy Papp &                    Five              None
President and Director                                Associates, LLP.
Robert L. Mueller,* [74]                 1991         Partner, L. Roy Papp &                    Five              None
Vice President, Secretary and                         Associates, LLP.
Director
Rosellen C. Papp, CFA *+  [48]           1991         Partner, L. Roy Papp &                    Five              None
Vice President, Treasurer and                         Associates, LLP.
Director
Bruce C. Williams, CFA * [49]            1991         Partner, L. Roy Papp &                    Five              None
Vice President and Director                           Associates, LLP.
DIRECTORS WHO ARE NOT INTERESTED PERSONS OF THE FUND:
James K. Ballinger, [51]                 1991         Director, Phoenix Art Museum              Five              None
Director
Amy S. Clague, [68]                      1991         Private investor since 2000;              Five              None
Director                                              prior thereto, Partner, Boyd and
                                                      Clague, bookkeeping services.



--------

* Messrs. L. Roy Papp, Harry A. Papp, Robert L. Mueller and Bruce C. Williams and Ms. Rosellen C. Papp are "interested persons" of the Fund, as defined in the Investment Company Act of 1940, because they are Partners of the Adviser.

+    Harry A. Papp is the son of L. Roy Papp and Rosellen C. Papp is the
     daughter-in-law of L. Roy Papp.
--------



         The address of Messrs. L. Roy Papp, Harry A. Papp, Robert L. Mueller and Bruce C. Williams and Ms. Rosellen C. Papp and each of the officers, is 6225 North 24th Street, Suite 150, Phoenix, Arizona 85016; the address of Mr. Ballinger is 322 W. Holly Street, Phoenix, Arizona 85003; the address of Mrs. Clague is 326 East Kaler Drive, Phoenix, Arizona 85020.

         The Statement of Additional Information includes additional information about the directors and officers. You may obtain a free copy of the Statement of Additional Information by calling toll-free (800) 421-4004.

         This report is submitted for the general information of the shareholders of the Fund. The report is not authorized for distribution to prospective investors in the Fund unless it is accompanied or preceded by currently effective prospectus of the Fund. No sales charge to the shareholder or to the new investor is made in offering the shares of the Fund

[GRAPHIC OMITTED]






                       PAPP AMERICA-PACIFIC RIM FUND, INC.
                                 A No-Load Fund




                                  ANNUAL REPORT
                                December 31, 2002




                                                   Managed by:
                                                   L. Roy Papp & Associates, LLP
                                                   6225 North 24th Street
                                                   Suite 150
                                                   Phoenix, AZ  85016
                                                   (602)956-1115 Local
                                                   (800)421-4004
                                                   E-mail: invest@roypapp.com
                                                   Web: http://www.roypapp.com

             COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
               PAPP AMERICA-PACIFIC RIM FUND, INC. AND THE MORGAN
                  STANLEY WORLD INDEX THROUGH DECEMBER 31, 2002



                          AVERAGE ANNUAL TOTAL RETURN
                                        1 Year    5 Years    Since Inception
Papp America-Pacific Rim Fund           -20.18%    2.18%         5.30%
Morgan Stanley World Index              -21.06%   -2.84%        -0.28%

[Chart in thousands of dollars]

--------------------------------------------------------
    Year         Papp America-Pacific   Morgan Stanley
                 Rim Fund               World Index
--------------------------------------------------------
 3/14/97         10                     10
--------------------------------------------------------
    1997         12.11                  11.37
--------------------------------------------------------
    1998         15.58                  14.13
--------------------------------------------------------
    1999         19.46                  17.65
--------------------------------------------------------
    2000         19.63                  15.17
--------------------------------------------------------
    2001         16.896                 12.468
--------------------------------------------------------
    2002         13.486                  9.843
--------------------------------------------------------


            PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE


The investment return and principal value of an investment in the Fund will fluctuate so that Fund shares, when redeemed, may be worth more or less than their original cost. The line graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. This Fund's performance is measured against that of the Morgan Stanley World Index. Approximately 25% of the sales of the companies in the Fund's portfolio are derived from Pacific Rim sources, 54% are derived from other foreign sources, and 26% are derived from United States sources. The Morgan Stanley World Index is an unmanaged, market-weighted index that includes 50% foreign companies and 50% United States companies. The values shown include reinvested dividends.

                       PAPP AMERICA-PACIFIC RIM FUND, INC.

Dear Fellow Shareholder:

In spite of extremely difficult market conditions our Pacific Rim Fund did relatively well in 2002. We were down 20.18% while the Morgan Stanley World Index, against which we measure ourselves, was down 21.06%. The Standard & Poor's 500 Stock Index was down 22.10%.

Since the Fund was first publicly offered in March 1997 we were up 34.87%. During that period the World Index was actually down 1.58% and the S&P 500 was up 20.58%. The chart on the opposite page illustrates this differential.

While a few of our holdings including Expeditors International of Washington and Stryker Corp. did well in 2002, the majority, especially those in technology suffered sharp losses. We have not lost faith in the actual and potential benefits of technology, whether it is medical or electronic, because we believe it will lead the way in our trade with Asian nations. Accordingly, we will continue to invest in the best companies in technology and will not be panicked by short-term fluctuations in their shares. You pay us to purchase and hold shares of the best companies we can find and we intend to do exactly that and not be overly impressed with short-term price movements.

Given our basic premise of buying and holding good quality stocks that offer the probability of long-term growth, the past year has been difficult for even the long-term investor who continues to be very nervous about world conditions in general and the status of our economy in particular. Even though the events of 9/11 have not as yet been repeated, the terrorist threat continues to occupy the attention of many of our officials who have spent an enormous amount of time focusing on the problem. Financial scandals, such as those at Enron, Global Crossing, and World Com have badly shaken the investment community's faith in our business leadership. While we believe these scandals represent only a tiny minority of business, most of which is managed by people with good ethical standards, its effects continue to dampen investor morale. Add to this, the perception of insider trading (Martha Stewart) and a fragile international situation, including the possibility of a war with Iraq and our recent problems with North Korea, and one can understand that investors are justifiably concerned about the long-term outlook.

As investment professionals, it is our job to take the longer view and to find the best managed companies that fit in our overall investment philosophy. We have tried to do this through a diversified list of good international companies whose future is promising. In time we believe our efforts will continue to be rewarded.

                                                           Best regards,
                                                           /s/  L. Roy Papp
                                                           L. Roy Papp, Chairman
                                                           February 3, 2003

                      PAPP AMERICA-PACIFIC RIM FUND, INC.
                       SCHEDULE OF PORTFOLIO INVESTMENTS
                               DECEMBER 31, 2002

                                                                               Number             Fair
Common Stocks                                                                 of Shares           Value
----------------------------------------------------------------------------------------------------------
MEDICAL PRODUCTS (15.9%)
   Medtronic, Inc.
      (Manufacturer of implantable biomedical devices)                          18,000          $  820,800
   Stryker Corporation
      (Developer and manufacturer of surgical and medical devices)              14,000             939,680
                                                                                                ----------
                                                                                                 1,760,480
                                                                                                ----------
FINANCIAL SERVICES (13.4%)
   American International Group
      (Major international insurance holding company)                           11,000             636,350
   General Electric Company
      (Diversified financial and industrial company)                            12,500             304,375
   State Street Corporation
      (Provider of U.S. and global securities custodial services)               14,000             546,000
                                                                                                ----------
                                                                                                 1,486,725
                                                                                                ----------
PHARMACEUTICAL (10.8%)
   Eli Lilly & Company
      (Prescription pharmaceuticals)                                            11,000             698,500
   Pfizer, Inc.
     (Prescription pharmaceuticals)                                             16,500             504,405
                                                                                                ----------
                                                                                                 1,202,905
                                                                                                ----------
INDUSTRIAL SERVICES (9.9%)
   Expeditors International of Washington, Inc.
      (International air freight forwarding)                                    27,000             881,550
   Interpublic Group of Companies, Inc.
      (Worldwide advertising agencies)                                          15,500             218,240
                                                                                                ----------
                                                                                                 1,099,790
                                                                                                ----------
CONSUMER PRODUCTS (8.6%)
    Clorox Company
      (Manufacturer of bleach and other consumer products)                      18,000             742,500
    Colgate-Palmolive Company
      (Leading manufacturer and marketer of oral care and
      other personal care products )                                             4,000             209,720
                                                                                                ----------
                                                                                                   952,220
                                                                                                ----------
SEMICONDUCTORS & EQUIPMENT (7.5%)
   Applied Materials, Inc.*
      (Developer, manufacturer, and marketer of
      semiconductor manufacturing systems)                                      28,400             370,052
   Intel Corporation
      (Manufacturer of microprocessors, microcontrollers,
      and memory chips)                                                         21,500             334,755
   Linear Technology Corporation
      (Designer of high performance analog semiconductors)                       5,000             128,600
                                                                                                ----------
                                                                                                   833,407
                                                                                                ----------

The description provided in parentheses of the investment is unaudited.
    *Non-income producing security

    The accompanying notes are an integral part of this financial statement.

PAPP AMERICA-PACIFIC RIM FUND, INC.
SCHEDULE OF PORTFOLIO INVESTMENTS
DECEMBER 31, 2002
                                                                               Number             Fair
Common Stocks (continued)                                                     of Shares           Value
----------------------------------------------------------------------------------------------------------
ELECTRONIC EQUIPMENT (7.1%)
   American Power Conversion *
      (Producer of uninterruptible power supply products)                       13,000            $196,950
    Molex, Inc.
      (Supplier of interconnection products)                                    30,000             596,700
                                                                                                ----------
                                                                                                   793,650
                                                                                                ----------

SOFTWARE (5.1%)
    Microsoft Corporation*
       (Personal computer software)                                             11,000             568,700
                                                                                                ----------

INVESTMENT MANAGEMENT (4.7%)
    T. Rowe Price Associates, Inc.
       (No-load mutual fund company)                                            19,000             518,320
                                                                                                ----------

INSTRUMENTS & TESTING (4.4%)
   National Instruments Corporation *
      (Supplier of computer based instrumentation products)                     15,000             487,350
                                                                                                ----------

COMPUTER EQUIPMENT (4.3%)
   Hewlett-Packard Company
      (Manufacturer of printers, computers, and supplies)                       14,400             249,984
   International Business Machines Corporation
      (Global provider of information technology, hardware,
      software, and services)                                                    3,000             232,500
                                                                                                ----------
                                                                                                   482,484
                                                                                                ----------
TELECOMMUNICATIONS (2.7%)
   Cisco Systems, Inc. *
      (Supplier of computer internetworking systems)                             7,200              94,320
   Nokia Corporation
      (Manufacturer of wireless handsets)                                       13,000             201,500
                                                                                                ----------
                                                                                                   295,820
                                                                                                ----------
RESTAURANTS (2.6%)
    McDonald's Corporation
      (Fast food restaurants and franchising)                                   18,000             289,440
                                                                                                ----------

OIL EXPLORATION AND PRODUCTION (1.6%)
    Royal Dutch Petroleum Company, PLC
      (Oil exploration and production company)                                   4,000             176,080
                                                                                                ----------

TOTAL COMMON STOCKS - 98.6%  (COST $9,711,995)                                                  10,947,371
CASH AND OTHER ASSETS -  1.4%                                                                      160,685
                                                                                               -----------
NET ASSETS - 100.0%                                                                            $11,108,056
                                                                                               ===========

The description provided in parentheses of the investment is unaudited.
    *Non-income producing security

    The accompanying notes are an integral part of this financial statement.

                      PAPP AMERICA-PACIFIC RIM FUND, INC.
                      STATEMENT OF ASSETS AND LIABILITIES
                               DECEMBER 31, 2002



                                     ASSETS

Investment in securities, at fair value (cost $9,711,995) (Note 1)  $10,947,371
Cash                                                                    148,295
Dividends and interest receivable                                        12,390
                                                                    -----------
         Total assets                                                11,108,056
                                                                    -----------

                                  LIABILITIES

Liabilities                                                                   -
                                                                    -----------
         Net assets                                                 $11,108,056
                                                                    ===========


                                   NET ASSETS

Paid-in capital                                                     $10,559,147
Accumulated undistributed net realized loss on investments sold        (686,467)
Net unrealized appreciation on investments                            1,235,376
                                                                    -----------
         Net assets applicable to Fund shares outstanding           $11,108,056
                                                                    ===========


Fund shares outstanding                                                 897,230
                                                                    ===========


Net Asset Value Per Share                                           $     12.38
                                                                    ===========
    (Based on 897,230 shares outstanding at December 31, 2002)



    The accompanying notes are an integral part of this financial statement.

                      PAPP AMERICA-PACIFIC RIM FUND, INC.
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

INVESTMENT INCOME:
   Dividends                                                           $109,901
   Interest                                                               1,624
   Foreign taxes withheld                                                (1,900)
                                                                    ------------
            Total investment income                                     109,625
                                                                    ------------

EXPENSES:
   Management fee (Note 3)                                              125,287
   Filing fees                                                           22,210
   Auditing fees                                                         15,592
   Legal fees                                                             8,693
   Directors' attendance fees                                             5,400
   Custodial fees                                                         4,427
   Printing and postage fees                                              3,800
   Transfer agent fees (Note 3)                                           3,221
   Other fees                                                             1,475
                                                                    ------------
            Total expenses                                              190,105

Less fees waived by adviser (Note 3)                                    (33,496)
                                                                    ------------
            Net expenses                                                156,609
                                                                    ------------

Net investment loss                                                     (46,984)
                                                                    ------------

REALIZED AND UNREALIZED LOSS
   ON INVESTMENTS:
   Proceeds from sales of securities                                  1,716,096
   Cost of securities sold                                           (2,130,733)
                                                                    ------------
            Net realized loss on investments sold                      (414,637)

Net change in unrealized appreciation on investments                 (2,399,723)
                                                                    ------------

Net realized and unrealized loss on investments                      (2,814,360)
                                                                    ------------

DECREASE IN NET ASSETS RESULTING
  FROM OPERATIONS                                                   $(2,861,344)
                                                                    ============


    The accompanying notes are an integral part of this financial statement.

                      PAPP AMERICA-PACIFIC RIM FUND, INC.
                      STATEMENTS OF CHANGES IN NET ASSETS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                          2002               2001
                                                                      -----------        -----------
FROM OPERATIONS:
   Net investment loss                                                $   (46,984)       $   (73,597)
   Net realized loss on investments sold                                 (414,637)          (271,829)
   Net change in unrealized appreciation on investments                (2,399,723)        (2,133,858)
                                                                      -----------        -----------

            Decrease in net assets resulting
              from operations                                          (2,861,344)        (2,479,284)
                                                                      -----------        -----------

FROM DISTRIBUTIONS TO SHAREHOLDERS:
   Net realized gain on investment securities sold - prior year                 -            (38,742)
   Net realized gain on investment securities sold                              -                  -
                                                                      -----------        -----------
            Decrease in net assets resulting from
              distributions to shareholders                                     -            (38,742)
                                                                      -----------        -----------

FROM SHAREHOLDER TRANSACTIONS:
   Proceeds from sale of shares                                           932,487            576,870
   Net asset value of shares issued to shareholders in
     reinvestment of net realized gain on investment
     securities sold                                                            -             36,914
   Payments for redemption of shares                                   (1,614,101)        (1,081,346)
                                                                      -----------        -----------
            Decrease in net assets resulting
              from shareholder transactions                              (681,614)          (467,562)
                                                                      -----------        -----------

Total decrease in net assets                                           (3,542,958)        (2,985,588)

Net assets at beginning of the year                                    14,651,014         17,636,602
                                                                      -----------        -----------
Net assets at end of the year                                         $11,108,056        $14,651,014
                                                                      ===========        ===========


   The accompanying notes are an integral part of these financial statements.

                       PAPP AMERICA-PACIFIC RIM FUND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


(1)      SIGNIFICANT ACCOUNTING POLICIES:

Papp America-Pacific Rim Fund, Inc. (the Fund) was incorporated on December 18, 1996, and is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Operations of the Fund commenced on March 14, 1997. The Fund invests with the objective of long-term capital growth in the common stocks of companies that have substantial international activities, particularly in the Pacific Rim nations.

The policies described below are followed by the Fund in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States.

         INVESTMENT IN SECURITIES

For purposes of computing the net asset value of a share of the Fund, securities traded on securities exchanges, or in the over-the-counter market in which transaction prices are reported, are valued at the last sales prices at the time of valuation or, lacking any reported sales on that day, at the most recent bid quotations. Securities for which quotations are not available and any other assets are valued at a fair value as determined in good faith by the Board of Directors.

Investment transactions are accounted for on the trade date (the date the order to buy or sell is executed). Dividend income is recorded on the ex-dividend date and interest is recorded on the accrual basis. Realized gains and losses from investment transactions and unrealized appreciation or depreciation are calculated on the identified cost basis.

         NET ASSET VALUE, ORDERS, AND REDEMPTIONS

The price per share for a purchase order or redemption request is the net asset value next determined after receipt of the order. The Fund's net asset value per share (NAV) is the value of a single share. It is computed by dividing the market value of a Fund's assets, less its liabilities, by the number of shares outstanding, and rounding the result to the nearest full cent. The NAV is determined as of the close of trading on the New York Stock Exchange, currently 4:00 p.m. Eastern Standard time, on any day on which that Exchange is open for trading.

         USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

         FEDERAL INCOME TAXES

The Fund's policy is to comply with the requirements of the Internal Revenue Code which are applicable to regulated investment companies. The Code requires that substantially all of the Fund's taxable income, as well as any net realized gain on sales of investments, are to be distributed to the shareholders. The Fund has complied with this policy and, accordingly, no provision for Federal income taxes is required.

At December 31, 2002, the capital loss carryovers noted below are available to offset future realized capital gains and thereby reduce future capital gains distributions.

                      Expiration Date                     Amount
                -----------------------------           ---------
                December 31, 2009                       $(271,829)
                December 31, 2010                       $(414,637)
                                                        ---------
                  Total capital loss carryover          $(686,466)
                                                        =========

During the year ended December 31, 2002, the Fund's accumulated net investment losses that are not available deductions for tax purposes of $435,681 were reclassified to paid in capital.


(2)      DIVIDENDS AND DISTRIBUTIONS:

Dividends and capital gain distributions are reinvested in additional shares of the Fund unless the shareholder has requested in writing to be paid by check. Dividends and distributions payable to its shareholders are recorded by the Fund on the ex-dividend date.

On December 26, 2001, a distribution was declared from net realized long-term capital gains of approximately $0.0411 a share aggregating $38,742. The distribution was paid on December 31, 2001, to shareholders of record on December 26, 2001.

There were no significant differences between the book basis and tax basis of distributions for the year ended December 31, 2002.


(3)      TRANSACTIONS WITH AFFILIATES:

The Fund has an investment advisory and management services agreement with L. Roy Papp & Associates, LLP (the Manager). The Manager receives from the Fund, as compensation for its services, a fee accrued daily and payable monthly at an annual rate of 1% of the Fund's net assets. The Manager will reimburse the Fund to the extent the Fund's regular operating expenses during any of its fiscal years exceed 1.25% of its average daily net asset value in such year. A management fee expense reimbursement of $33,496 was required in 2002. The Fund incurred fees of $3,221 in 2002 from the Manager for providing shareholder and transfer agent services.

The Fund's independent directors receive $450 for each meeting of the Board of Directors attended on behalf of the Fund. Certain officers and/or directors of the Fund are also partners of the Manager and shareholders in the Fund. The Fund made no payments to its officers or directors, except to independent directors as stated above.

(4)      PURCHASES AND SALES OF SECURITIES:

For the year ended December 31, 2002, purchase and sale transactions excluding short-term investments, were $942,193 and $1,716,096, respectively.

(5)      CAPITAL SHARE TRANSACTIONS:

At December 31, 2002, there were 5,000,000 shares of $.01 par value capital stock authorized. Transactions in capital shares of the Fund were as follows:

                                        Proceeds          Shares
                                      -----------        --------
Year ended December 31, 2002
Shares issued                         $   932,487          69,385
Shares redeemed                        (1,614,101)       (116,799)
                                      -----------        --------
            Net decrease              $  (681,614)        (47,414)
                                      ===========        ========

Year ended December 31, 2001
Shares issued                         $   576,870          35,753
Distributions reinvested                   36,914           2,362
Shares redeemed                        (1,081,346)        (69,346)
                                      -----------        --------
            Net decrease              $  (467,562)        (31,231)
                                      ===========        ========

(6)      UNREALIZED APPRECIATION:

The U.S. Federal income tax basis of the Fund's investments at December 31, 2002, was $9,711,995, and net unrealized appreciation for U.S. Federal income tax purposes was $1,235,376, with gross unrealized gains on investments in which fair value exceeded cost totaled $2,903,207 and gross unrealized loss on investments in which cost exceeded fair value totaled $1,667,831.

(7)   SELECTED FINANCIAL HIGHLIGHTS:

The following selected per share data has been calculated using revenues and expenses for the years indicated, divided by the average number of shares outstanding during the years. The ratios are calculated using the revenues and expenses for the years, divided by the average of the daily net assets of the Fund.


                                                                              Years ended December 31,
                                                      2002              2001             2000              1999              1998
                                                  -----------       -----------      -----------       -----------      -----------
Net asset value, beginning
   of year                                        $     15.51       $     18.07      $     19.44       $     15.57      $     12.10
Income from operations:
     Net investment loss                                (0.08)            (0.08)           (0.09)            (0.12)           (0.06)
     Net realized and unrealized
      (loss)/gain on investments                        (3.05)            (2.44)            0.53              3.99             3.53
                                                  -----------       -----------      -----------       -----------      -----------
        Total from operations                           (3.13)            (2.52)            0.44              3.87             3.47

Less dstributions from:
      Net realized gains                                    -             (0.04)           (1.81)                -                -
                                                  -----------       -----------      -----------       -----------      -----------
        Total distributions                                 -             (0.04)           (1.81)                -                -

Net asset value, end of year                      $     12.38       $     15.51      $     18.07       $     19.44      $     15.57
                                                  ===========       ===========      ===========       ===========      ===========
        Total return                                  -20.18%           -13.94%            0.90%            24.86%           28.68%
                                                  ===========       ===========      ===========       ===========      ===========
Ratios/Supplemental Data:
   Net assets, end of year                        $11,108,056       $14,651,014      $17,636,602       $16,478,700      $14,705,830
   Expenses to average
     net assets (A)                                     1.25%             1.25%            1.25%             1.25%            1.25%
   Investment income to
     average net assets (B)                             0.88%             0.77%            0.63%             0.58%            0.79%
   Portfolio turnover rate                              7.57%             7.25%           28.33%            17.52%           13.73%


(A) If the Fund had paid all of its expenses and there had been no reimbursement by the investment adviser, this ratio would have been 1.52%, 1.40%, 1.32%, 1.39%, and 1.41% for the years ended December 31,2002, 2001,
     2000, 1999, and 1998, respectively.

(B) Computed giving effect to investment adviser's expense limitation undertaking.

                          INDEPENDENT AUDITORS' REPORT



To the Shareholders and Board of Directors of Papp America-Pacific Rim Fund, Inc.:

We have audited the accompanying statement of assets and liabilities of Papp America-Pacific Rim Fund, Inc. (the "Fund"), including the schedule of portfolio investments, as of December 31, 2002, and the related statements of operations and changes in net assets and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The statement of changes in net assets for the year ended December 31, 2001 and the financial highlights for each of the four years in the period ended December 31, 2001 were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated January 17, 2002.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2002, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Papp America-Pacific Rim Fund, Inc. as of December 31, 2002, the results of its operations, changes in net assets and financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/  Deloitte & Touche LLP

Phoenix, Arizona

January 21, 2003

             THE FOLLOWING REPORT IS A COPY OF THE PREVIOUSLY ISSUED ARTHUR ANDERSEN LLP REPORT AND HAS NOT BEEN REISSUED BY
                              ARTHUR ANDERSEN LLP.


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Papp America-Pacific Rim Fund, Inc.:

We have audited the accompanying statement of assets and liabilities of Papp America-Pacific Rim Fund, Inc., (the Fund) including the schedule of portfolio investments, as of December 31, 2001, and the related statements of operations and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the four years in the period ending December 31, 2001 and for the period from commencement of operations (March 14, 1997) through December 31, 1997. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Papp America-Pacific Rim Fund, Inc. as of December 31, 2001, the results of its operations and changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the four years in the period ending December 31, 2001 and for the period from commencement of operations (March 14, 1997) through December 31, 1997, in conformity with accounting principles generally accepted in the United States.



/s/ Arthur Andersen



Los Angeles, California
January 17, 2002

                              FACTS ABOUT THE FUND


INVESTMENT OBJECTIVE - The Fund, which commenced operations on March 14, 1997, is designed for those long-term investors who wish to invest a portion of their common stock assets in mainly American multinational companies which do a significant amount of business with, and receive substantial income from, nations bordering the Pacific Ocean. The Fund purchases the shares of companies that, over time, have shown the ability to substantially increase their earnings.

THE INVESTMENT ADVISER - The Fund's assets are managed by L. Roy Papp & Associates, LLP, the largest investment counseling firm in Arizona, with over $613 million in total assets managed for individuals, trusts, corporations, and charitable and educational institutions. Founded in 1978, the firm is solely in the investment management business. The firm is an independent limited liability partnership. Of its 12 partners, 8 hold the Chartered Financial Analyst (CFA) designation.

EXPERIENCED MANAGEMENT - The securities portfolio of the Fund is managed by L. Roy Papp and Rosellen C. Papp. Mr. Papp, the founder of L. Roy Papp & Associates, LLP, has over 46 years experience in the field of investment management. Prior to founding L. Roy Papp & Associates, LLP, he was a senior partner of a large investment counseling firm in Chicago, Illinois and the United States Director and Ambassador to the Asian Development Bank, Manila, Philippines. He received his M.B.A. degree from the Wharton School, University of Pennsylvania and his A.B. degree from Brown University.

Rosellen C. Papp, the director of research at L. Roy Papp & Associates, LLP, has over 24 years experience in security and financial analysis. She holds a Master of Management degree in finance from the Kellogg Graduate School of Management, Northwestern University and a B.B.A. degree from the University of Michigan. She is a Chartered Financial Analyst and member of the International Society of Financial Analysts.

"PURE" NO-LOAD - The Fund is a "pure" no-load fund in that there are no "loading" charges or sales commissions paid in connection with the purchase of its shares. In addition, there are no deferred sales loads, no redemption fees, and no 12b-1 fees. The Fund's investment adviser receives an annual management fee of 1% which is based on the Fund's average daily net asset value. Other expenses such as auditing charges, legal fees, and custodial expenses are limited to 1/4% of the Fund's average daily net asset value; therefore, the Fund's annual expenses may not exceed 1 1/4%.

SUITABILITY - The Fund is suitable only for long-term investors seeking capital appreciation over time. Included are individuals of most ages, institutional accounts such as pension and profit sharing plans, retirement accounts such as IRA's, educational accounts for young children, and many personal trusts. The Fund is not suitable for those with high current income needs, aggressive investors who desire maximum short-term results and are willing to assume the attendant risks, and those with relatively short time horizons who may require their capital in the near-term.

Management of the Fund

         The Board of Directors has overall responsibility for the conduct of the Fund's affairs. Directors hold office until the next meeting of shareholders called for the election of directors and until their successors are elected and qualified. The Fund is not required to hold meetings of shareholders. The Fund will call a meeting of shareholders for the purpose of voting upon the question of removal of a director or directors when requested in writing to do so by record holders of at least 10% of the Fund's outstanding common shares. Shareholders may remove a director, with or without cause, by the vote of a majority of all the votes entitled to be cast for the election of directors.

         The names of the directors and officers of the Fund, the date each was first elected or appointed to office, their principal business occupations during the last five years, the number of portfolios each oversees and other directorships they hold, are shown below.

                                        DATE FIRST                                                NUMBER OF
                                        ELECTED OR                                           PORTFOLIOS IN FUND
NAME, POSITION(S) AND AGE AT           APPOINTED TO     PRINCIPAL OCCUPATION(S) DURING PAST  COMPLEX OVERSEEN BY      OTHER
     JANUARY 1, 2003                      OFFICE                    FIVE YEARS                    DIRECTOR       DIRECTORSHIPS
-------------------------------------------------------------------------------------------------------------------------------
OFFICERS OF THE FUND:
Victoria S. Cavallero, CFA [44]            1996        Partner, L. Roy Papp &                        NA                NA
Vice President                                         Associates, LLP.

George D. Clark, Jr., CFA [63]             1996        Partner, L. Roy Papp &                        NA                NA
Vice President                                         Associates, LLP.

Jeffrey N. Edwards, CFA [44]               1996        Partner, L. Roy Papp &                        NA                NA
Vice President                                         Associates, LLP.

Julie A. Hein, [40]                        1996        Partner, L. Roy Papp &                        NA                NA
Vice President and                                     Associates, LLP.
Assistant Treasurer

Jane E. Couperus, CFA [33]                 2001        Partner, L. Roy Papp &                        NA                NA
Vice President                                         Associates, LLP since 2001; prior
                                                       thereto, Associate, L. Roy Papp &
                                                       Associates, LLP since 1997.

John L. Stull, CFA [38]                    2001        Partner, L. Roy Papp &                        NA                NA
Vice President                                         Associates, LLP since 2001; prior
                                                       thereto, Associate, L. Roy Papp &
                                                       Associates, LLP since 1997 and
                                                       Financial Analyst, Finova Capital
                                                       Group.

Russell A. Biehl, [39]                     2001        Partner, L. Roy Papp &                        NA                NA
Vice President                                         Associates, LLP since 2001; prior
                                                       thereto, Associate, L. Roy Papp &
                                                       Associates, LLP since 1998 and
                                                       Portfolio Manager, Harris Trust
                                                       Bank.

                                       16


                                        DATE FIRST                                                 NUMBER OF
                                        ELECTED OR                                            PORTFOLIOS IN FUND
NAME, POSITION(S) AND AGE AT            APPOINTED TO    PRINCIPAL OCCUPATION(S) DURING PAST   COMPLEX OVERSEEN BY     OTHER
      JANUARY 1, 2003                     OFFICE                   FIVE YEARS                      DIRECTOR       DIRECTORSHIPS
-------------------------------------------------------------------------------------------------------------------------------
DIRECTORS WHO ARE INTERESTED PERSONS OF THE FUND:

L. Roy Papp,* [75]                         1996        Partner, L. Roy Papp & Associates,           Five              None
Chairman and Director                                  LLP.

Harry A. Papp, CFA *+  [48]                1996        Partner, L. Roy Papp & Associates,           Five              None
President and Director                                 LLP.

Robert L. Mueller * [74]                   1996        Partner, L. Roy Papp & Associates,           Five              None
Vice President, Secretary and                          LLP.
Director

Rosellen C. Papp, CFA *+  [48]             1996        Partner, L. Roy Papp & Associates,           Five              None
Vice President, Treasurer and                          LLP.
Director

Bruce C. Williams, CFA * [49]              1996        Partner, L. Roy Papp & Associates,           Five              None
Vice President and Director                            LLP.

DIRECTORS WHO ARE NOT INTERESTED PERSONS OF THE FUND:

James K. Ballinger, [51]                   1996        Director, Phoenix Art Museum                 Five              None
Director

Amy S. Clague, [68]                        1996        Private investor since 2000;                 Five              None
Director                                               prior thereto, Partner, Boyd and
                                                       Clague, bookkeeping services.

Carolyn P. O'Malley, [53]                  1996        Executive Director, Dorrance Family          Three             None
Director                                               Foundation since 2001; prior
                                                       thereto, Director, Desert Botanical
                                                       Garden.

----------------------------
* Messrs. L. Roy Papp, Harry A. Papp, Robert L. Mueller and Bruce C. Williams and Ms. Rosellen C. Papp are "interested persons" of the Fund, as defined in the Investment Company Act of 1940, because they are Partners of the Adviser.

+ Harry A. Papp is the son of L. Roy Papp and Rosellen C. Papp is the daughter-in-law of L. Roy Papp.

----------------------------

     The address of Messrs. L. Roy Papp, Harry A. Papp, Robert L. Mueller, Bruce
C. Williams and Ms. Rosellen C. Papp and each of the officers, is 6225 North 24th Street, Suite 150, Phoenix, Arizona 85016; the address of Mr. Ballinger is 322 W. Holly Street, Phoenix, Arizona 85003; the address of Mrs. Clague is 326 East Kaler Drive, Phoenix, Arizona 85020; and the address of Mrs. O'Malley is 4438 E. Camelback Road #155, Phoenix, Arizona 85018.

     The Statement of Additional Information includes additional information about the directors and officers. You may obtain a free copy of the Statement of Additional Information by calling toll-free (800) 421-4004.

This report is submitted for the general information of the shareholders of the Fund. The report is not authorized for distribution to prospective investors in the Fund unless it is accompanied or preceded by a currently effective prospectus of the Fund. No sales charge to the shareholder or to the new investor is made in offering the shares of the Fund.

                                       17